     As filed with the Securities and Exchange Commission on May 10, 1994
                                                           Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ______________________

                              OFFICE DEPOT, INC.
            (Exact Name of Registrant as Specified in Its Charter)

     DELAWARE                                   5943                       59-2663954
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)         Identification Number)

                           2200 Old Germantown Road
                          Delray Beach, Florida 33445
                          Telephone:  (407) 278-4800
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                              BARRY J. GOLDSTEIN
   Executive Vice President - Finance, Chief Financial Officer and Secretary
                           2200 Old Germantown Road
                          Delray Beach, Florida 33445
                          Telephone:  (407) 265-4237
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                   Copy to:
                           WILLARD G. FRAUMANN, Esq.
                               Kirkland & Ellis
                             200 E. Randolph Drive
                            Chicago, Illinois 60601
                          Telephone:  (312) 861-2000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Each Class of                                   Proposed Maximum          Proposed Maximum
     Securities to be             Amount to be              Offering Price          Aggregate Offering             Amount of
        Registered                Registered(1)              Per Share(2)                Price(2)          Registration Fee(1)(2)(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
    value   . . . . . . .          10,885,672                   $34.82                 $189,519,550                 $36,021
====================================================================================================================================

(1) Pursuant to Rule 429, includes 2,442,836 shares which were previously registered in Registrant's Registration Statement No. 33-51409 on Form S-1 and for which Registrant previously paid a Registration Fee. Includes up to an aggregate 5,442,836 shares which, with the consent of the Registrant, may be resold by persons who receive shares covered by this Registration Statement in connection with acquisitions and who may wish to sell such shares under circumstances requiring or making desirable use of the prospectus herein contained. Such shares have not been included in the calculation of the Registration Fee.
(2) Calculated in accordance with Rule 457(c) on the basis of the average of the high and low sale prices of the Registrant's Common Stock on May 9, 1994 as reported by the New York Stock Exchange, Inc.
(3) A fee of $28,278 was previously paid with Registrant's Registration Statement No. 33-51409 on Form S-1 to register 2,442,836 shares included in this Registration Statement pursuant to Rule 429. An additional fee of $36,021 is calculated on the basis of 1/29 of 1% of the Proposed Maximum Aggregate Offering Price of $104,460,000 for 3,000,000 additional shares.

                            ______________________

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ______________________

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus that also relates to the Registrant's Registration Statement No. 33-51409 on Form S-1.
================================================================================

                              OFFICE DEPOT, INC.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                Item Number                                                     Prospectus Caption
                -----------                                                     ------------------
   1.           Forepart of Registration Statement and Outside Front Cover      Facing Page; Cross Reference
                Page of Prospectus                                              Sheet; Front Cover Page

   2.           Inside Front and Outside Back Cover Pages of Prospectus         Inside Front Cover Page

   3.           Summary Information, Risk Factors and Ratio of Earnings to      Prospectus Summary; The Company
                Fixed Charges

   4.           Use of Proceeds                                                 Securities Covered by this
                                                                                Prospectus

   5.           Determination of Offering Price                                                 *

   6.           Dilution                                                                        *

   7.           Selling Security Holders                                        Front Cover Page; Securities
                                                                                Covered by this Prospectus;
                                                                                Inside Back Cover Page

   8.           Plan of Distribution                                            Securities Covered by this
                                                                                Prospectus

   9.           Description of Securities to be Registered                      Description of Common Stock

   10.          Interests of Named Experts and Counsel                                          *

   11.          Information with Respect to Registrant                          Prospectus Summary; The Company;
                                                                                Common Stock Price Range and
                                                                                Dividends; Unaudited Combined Pro
                                                                                Forma Condensed Consolidated
                                                                                Statements of Earnings; Selected
                                                                                Financial Data; Management's
                                                                                Discussion and Analysis of
                                                                                Financial Condition and Results
                                                                                of Operations; Business;
                                                                                Management; Ownership of Common
                                                                                Stock; Certain Transactions;
                                                                                Consolidated Financial Statements

   12.          Disclosure of Commission Position on Indemnification for                        *
                Securities Act Liabilities
- ---------------

*        Inapplicable

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment.    *
*  A registration statement relating to these securities has been filed   *
*  with the Securities and Exchange Commission.  These securities may     *
*  not be sold nor may offers to buy be accepted prior to the time the    *
*  registration statement becomes effective.  This prospectus shall not   *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration  or qualification under the securities laws of any such   *
*  State.                                                                 *
*                                                                         *
***************************************************************************




                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 10, 1994

PROSPECTUS

                                5,442,836 Shares



                               OFFICE DEPOT, INC.

                                  Common Stock


                                   __________



           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


        The 5,442,836 shares of common stock, $.01 par value per share (the "Common Stock"), covered by this Prospectus may be offered and issued from time to time by Office Depot, Inc. (the "Company") in connection with future acquisitions of other businesses, properties or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus may also be used, with the Company's prior consent, by persons or entities who have received or will receive such shares in connection with such acquisitions and who wish to offer and sell such shares under circumstances requiring or making desirable its use and by certain donees of such persons or entities. See "Securities Covered by this Prospectus."

        The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "ODP." On May 9, 1994, the closing sale price of the Common Stock on the NYSE was $34 3/8 per share. See "Common Stock Price Range and Dividends."

        All references to numbers of shares of Common Stock, or options for shares of Common Stock, and all references to market and option prices per share, and income per share in this Prospectus have been adjusted to reflect all stock dividends of the Company through the date of this Prospectus.



               THE DATE OF THIS PROSPECTUS IS           , 1994.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.

                                   __________

                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECURITIES COVERED BY THIS PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

UNAUDITED COMBINED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS  . . . . . . . . . . . . . . . . . . .   7

SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . .  10

BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

OWNERSHIP OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

COMMON STOCK PRICE RANGE AND DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36


                                   __________

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048, and Suite 1500, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the NYSE and such material may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10006.

         This Prospectus constitutes a part of a Registration Statement on Form S-1 filed by the Company with the Commission under the 1933 Act. This Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the shares of Common Stock offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                               PROSPECTUS SUMMARY

         The following is qualified by the detailed summary information and financial statements (including the notes thereto) included elsewhere in this Prospectus.

                                  The Company

         Office Depot, Inc. (the "Company") operates the largest chain of high-volume retail office supply stores in the United States. The Company has 344 stores in 33 U.S. states and the District of Columbia and 18 stores in five Canadian provinces. The Company sells high-quality, brand-name office products at significant discounts primarily to small- and medium-sized businesses. The Company's stores utilize a "warehouse" format and carry a wide selection of merchandise, including general office supplies, business machines and computers, office furniture and other business-related products. The Company's business strategy for its retail stores is to enhance the sales and profitability of its existing stores and to add new stores in locations where the Company can achieve a significant market presence. Through expansion, the Company seeks to increase efficiencies in operations, purchasing, marketing and management. During 1993, the Company added 67 new stores. The Company intends to open approximately 60 to 70 stores during 1994, 11 of which were open as of the end of the first quarter. The Company's retail merchandising strategy is to offer customers a wide selection of brand-name office products at everyday low prices. The Company believes that its prices are significantly lower than those typically offered to small- and medium-sized businesses by their traditional sources of supply. The Company is able to maintain its low competitive price policy primarily as a result of the significant cost efficiencies achieved through its operating format and purchasing power. The Company buys substantially all of its inventory directly from manufacturers in large quantities and maintains substantially all of its inventory on the sales floors of its "no frills" stores.

         The Company recently has entered into the full-service contract stationer portion of the office supply industry. The Company operates a full-service contract stationer business serving medium- and large-sized businesses in the United States through 12 contract stationer warehouses. The Company also delivers to small- and medium-sized businesses through five delivery centers and certain of its retail stores. The Company expects to combine its contract stationer warehouses and delivery centers in the future. The Company has become one of the leading full service contract stationers and office furniture dealers in the western United States and Texas through its acquisitions in 1993 of the office supply business of Wilson Stationery & Printing Company ("Wilson"), a full service contract stationer with operations in Texas and North Carolina, and Eastman Office Products Corporation ("Eastman"), a full service contract stationer and office furniture dealer headquartered in California that operates primarily in the western United States. In February 1994, the Company acquired all of the outstanding common stock of L.E. Muran Co. ("Muran"), a Boston-based contract stationer, and Yorkship Press Inc. ("Yorkship"), a New Jersey-based contract stationer serving Philadelphia and southern New Jersey. The Company, through this division, sells office products primarily to medium- and large-sized businesses (generally, organizations with over 75 white-collar employees), schools and other educational institutions and governmental agencies. The Company provides these customers access to a broad selection of office supplies and office furniture, as well as specialized resources and services designed to achieve improved efficiencies and significant reductions in their overall office supplies and furniture costs, including electronic ordering, stockless office procurement and business forms management services (which reduce customer needs for office supplies storage facilities), desktop delivery programs (which reduce customer personnel requirements) and comprehensive product utilization reports.

                             SUMMARY FINANCIAL DATA

         Set forth below are summary consolidated financial data for the Company as of and for the periods indicated. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated Financial Statements and Notes thereto, and other historical and pro forma financial information appearing elsewhere in this Prospectus.

                                                             52 Weeks Ended                    13 Weeks Ended        Pro Forma(1)
                                               -----------------------------------------  ----------------------    -------------
                                                                                                                      52 Weeks
                                                                                                                       Ended
                                               December 25,   December 26,  December 28,  March 26,    March 27,     December 25,
                                                   1993          1992          1991         1994         1993            1993
                                               ------------  -------------  ------------  --------    ----------    -------------
Statements of Earnings Data:                                  (In thousands, except per share and statistical data)
Sales . . . . . . . . . . . . . . . . .         $2,579,494   $1,732,965   $1,300,847     $994,845      $582,115     $2,808,924
Cost of goods sold and occupancy costs           1,980,429    1,334,305    1,001,484      762,725       448,483      2,138,788
                                                ----------   ----------   ----------     --------      --------     ----------
   Gross profit . . . . . . . . . . . .            599,065      398,660      299,363      232,120       133,632        670,136
Store and warehouse operating and
   selling expenses . . . . . . . . . .            399,966      275,016      214,525      159,261        92,544        443,842
Pre-opening expenses  . . . . . . . . .              9,073        7,453        7,774        1,259         1,605          9,073
General and administrative expenses . .             75,851       53,933       39,007       27,611        15,610         96,349
Amortization of goodwill  . . . . . . .              1,613           49           --        1,269            15          4,957
Litigation Settlement . . . . . . . . .                 --           --           --           --            --         (3,288)
                                                ----------   ----------   ----------     --------      --------     ----------
   Operating profit . . . . . . . . . .            112,562       62,209       38,057       42,720        23,858        119,203
Interest income (expense), net. . . . .             (6,042)        (156)      (2,235)      (3,242)         (681)        (8,953)
Merger costs  . . . . . . . . . . . . .                 --           --       (8,950)          --            --             --
                                                ----------   ----------   ----------     --------      --------     ----------
   Earnings before income taxes and
     extraordinary credit(2). . . . . .            106,520       62,053       26,872       39,478        23,177        110,250
Income taxes  . . . . . . . . . . . . .             43,103       24,261       12,495       16,556         9,039         45,789
                                                ----------   ----------   ----------     --------      --------     ----------
   Earnings before extraordinary
     credit(2)  . . . . . . . . . . . .             63,417       37,792       14,377       22,922        14,138         64,461
Extraordinary credit(3) . . . . . . . .                 --        1,396          614           --            --             --
                                                ----------   ----------   ----------     --------      --------     ----------
   Net earnings(2)  . . . . . . . . . .         $   63,417   $   39,188   $   14,991     $ 22,922      $ 14,138     $   64,461
                                                ==========   ==========   ==========     ========      ========     ==========
Per Common Share:
   Earnings before extraordinary
     credit(2) . . . . . . . . . . . . .        $      .67   $      .41   $      .18     $    .23      $    .15     $      .67
   Extraordinary credit(3) . . . . . . .                --          .02          .01           --            --             --
                                                ----------   ----------   ----------     --------      --------     ----------
   Net earnings(2) . . . . . . . . . . .        $      .67   $      .43   $      .19     $    .23      $    .15     $      .67
                                                ==========   ==========   ==========     ========      ========     ==========
   Dividends . . . . . . . . . . . . . .                --           --           --           --            --             --
Statistical Data:
Facilities open at end of period:
   Stores. . . . . . . . . . . . . . . .               351          284          228          362           297            351
   Delivery and contract
     warehouses. . . . . . . . . . . . .                15            5            2           17             5             15

 Balance Sheet Data:                                                           March 26,
                                                                                 1994
                                                                            --------------
                                                                            (in thousands)
Working capital  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  453,382
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,530,237
Long-term debt(4). . . . . . . . . . . . . . . . . . . . . . . . . . .           369,743
Common stockholders' equity. . . . . . . . . . . . . . . . . . . . . .           569,036

_________________________

(1) The pro forma Statements of Earnings data is presented for informational purposes only and presents the effect of the merger of a wholly owned subsidiary of the Company and Eastman on September 13, 1993 under the purchase method of accounting assuming the merger had occurred as of December 27, 1992.
(2) Includes effect of $8,950,000 ($7,410,000 after tax) of merger costs in 1991.
(3) The extraordinary credit represents the benefit derived from the utilization of a net operating loss carryforward.
(4) Excludes current maturities.

                                  THE COMPANY

         The Company operates the largest chain of high-volume retail office supply stores in the United States. The Company has 344 stores in 33 U.S. states and the District of Columbia and 18 stores in five Canadian provinces. The Company sells high-quality, brand-name office products at significant discounts primarily to small- and medium-sized businesses. The Company's stores utilize a "warehouse" format and carry a wide selection of merchandise, including general office supplies, business machines and computers, office furniture and other business-related products. The Company's business strategy for its retail stores is to enhance the sales and profitability of its existing stores and to add new stores in locations where the Company can achieve a significant market presence. Through expansion, the Company seeks to increase efficiencies in operations, purchasing, marketing and management. During 1993, the Company added 67 new stores. The Company intends to open approximately 60 to 70 stores during 1994, 11 of which were open as of the end of the first quarter. The Company's retail merchandising strategy is to offer customers a wide selection of brand-name office products at everyday low prices. The Company believes that its prices are significantly lower than those typically offered to small- and medium-sized businesses by their traditional sources of supply. The Company is able to maintain its low competitive price policy primarily as a result of the significant cost efficiencies achieved through its operating format and purchasing power. The Company buys substantially all of its inventory directly from manufacturers in large quantities and maintains substantially all of its inventory on the sales floors of its "no frills" stores. The Company operates in a highly competitive environment and believes that in the future it will face increased competition from high-volume office supply and wholesale club chains as the Company and these chains expand their operations.

         The Company recently has entered into the full-service contract stationer portion of the office supply industry. The Company operates a full-service contract stationer business serving medium- and large-sized businesses in the United States through 12 contract stationer warehouses. The Company also delivers to small- and medium-sized businesses through five delivery centers and certain of its retail stores. The Company expects to combine its contract stationer warehouses and delivery centers in the future. The Company has become one of the leading full service contract stationers and office furniture dealers in the western United States and Texas through its acquisitions in 1993 of the office supply business of Wilson, a full service contract stationer with operations in Texas and North Carolina, and Eastman, a full service contract stationer and office furniture dealer headquartered in California that operates primarily in the western United States. In February 1994, the Company acquired all of the outstanding common stock of Muran, a Boston-based contract stationer, and Yorkship, a New Jersey-based contract stationer servicing Philadelphia and southern New Jersey. The Company, through this division, sells office products primarily to medium- and large-sized businesses (generally, organizations with over 75 white-collar employees), schools and other educational institutions and governmental agencies. The Company provides these customers access to a broad selection of office supplies and office furniture, as well as specialized resources and services designed to achieve improved efficiencies and significant reductions in their overall office supplies and furniture costs, including electronic ordering, stockless office procurement and business forms management services (which reduce customer needs for office supplies storage facilities), desktop delivery programs (which reduce customer personnel requirements) and comprehensive product utilization reports.

         The Company's principal executive offices are located at 2200 Old Germantown Road, Delray Beach, Florida 33445, and its telephone number is (407) 278-4800. As used in this Prospectus, the term the "Company" refers to Office Depot, Inc., a Delaware corporation, and its subsidiaries, including Club, the term "Depot" refers to the operations of the Company prior to its acquisition of The Office Club, Inc., and the term "Club" refers to the operations of The Office Club, Inc., a California corporation, prior to its acquisition by the Company. Office Depot, Inc. was organized in March 1986 as a Florida corporation. In September 1986, Office Depot, Inc. was incorporated in Delaware and succeeded to the business of the Florida corporation. In April 1991, a subsidiary of the Company merged with and into Club and Club became a wholly-owned subsidiary of the Company.

                     SECURITIES COVERED BY THIS PROSPECTUS

         The 5,442,836 shares of Common Stock covered by this Prospectus are available for use in future acquisitions of other businesses, properties or securities in business combination transactions, which may relate to businesses similar or dissimilar to the Company's businesses. The consideration offered by the Company in such acquisitions in addition to the shares of Common Stock offered by this Prospectus may include cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by the Company of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between the Company and the management or the owners of the businesses or properties to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the businesses, properties or securities to be acquired, and other relevant factors. It is anticipated that shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock at the time the basic terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares of Common Stock.

         With the consent of the Company, this Prospectus may also be used by persons or entities who have received or will receive from the Company Common Stock covered by this Prospectus in connection with acquisitions of businesses, properties or securities and who may wish to sell such stock under circumstances requiring or making desirable use of this Prospectus and by certain transferees of such persons or entities. The Company's consent to such use may be conditioned upon such persons or entities agreeing not to offer more than a specified number of shares following amendments to this Prospectus, which the Company may agree to use its best efforts to prepare and file at certain intervals. The Company may require that any such offering be effected in an organized manner through securities dealers.

         Sales by means of this Prospectus by persons other than the Company may be made from time to time privately at prices to be individually negotiated with the purchasers, or publicly through transactions on the NYSE (which may involve crosses and block transactions), other exchanges or in the over-the-counter market, at prices reasonably related to market prices at the time of sale or at negotiated prices. Broker-dealers participating in such transactions may act as agent or as principal and may receive commissions from the purchasers as well as from the sellers. The Company may indemnify any broker-dealer participating in such transactions against certain liabilities, including liabilities under the 1933 Act. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the 1933 Act may be deemed underwriting compensation under the 1933 Act.

         Stockholders may also offer shares of Common Stock issued in past and future acquisitions or purchased from the Company by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the 1933 Act, including sales which meet the requirements of Rule 144 or 145(d) under the 1933 Act, and stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

                     UNAUDITED COMBINED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF EARNINGS

         The following pro forma condensed consolidated Statements of Earnings present the effect of the acquisition of Eastman under the purchase method of accounting by combining the financial statements of the Company and Eastman. The Company reports its results of operations utilizing a 52 or 53 week fiscal year which ends on the last Saturday in December. Eastman utilized a fiscal year which ended on June 30 each year. The combined pro forma condensed consolidated Statement of Earnings for the year ended December 25, 1993 combines the results of operations of the Company for the 52 weeks then ended with the results of operations of Eastman for the year ended December 31, 1993 assuming the acquisition of Eastman had occurred as of December 27, 1992.

         The combined pro forma condensed consolidated Statements of Earnings data is presented for informational purposes only. Accordingly, the pro forma data is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the earliest period presented or of future operating results. The combined pro forma condensed consolidated Statements of Earnings should be read in conjunction with the consolidated financial statements and related notes thereto of the Company and Eastman contained elsewhere in this Prospectus.


                          UNAUDITED COMBINED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share amounts)

                                                                                Year Ended December 25, 1993
                                                            -----------------------------------------------------------------
                                                                                               Pro Forma           Combined
                                                            Office Depot      Eastman        Adjustments          Pro Forma
                                                            ------------      -------        -----------          ---------
Sales. . . . . . . . . . . . . . . . . . . . . . . .         $2,579,494       $229,378        $    52    (1)     $2,808,924
Cost of goods sold and occupancy costs . . . . . . .          1,980,429        161,321         (2,962)   (1)      2,138,788
                                                             ----------       --------        -------            ----------
         Gross profit. . . . . . . . . . . . . . . .            599,065         68,057          3,014               670,136
Store and warehouse operating and selling expenses .            399,966             --         43,876    (1)        443,842
Pre-opening expenses . . . . . . . . . . . . . . . .              9,073             --             --                 9,073
General and administrative expenses. . . . . . . . .             75,851             --         20,498    (1)         96,349
Amortization of goodwill . . . . . . . . . . . . . .              1,613             --          3,344    (2)          4,957
Selling, general and administrative expenses . . . .                 --         58,051        (58,051)   (1)             --
Depreciation and amortization. . . . . . . . . . . .                 --          4,339         (2,798)   (1)             --
                                                                                               (1,541)   (2)
Litigation expenses. . . . . . . . . . . . . . . . .                 --            511           (511)   (1)             --
Litigation settlement. . . . . . . . . . . . . . . .                 --         (3,288)            --                (3,288)
                                                             ----------       --------        -------            ----------
         Operating profit  . . . . . . . . . . . . .            112,562          8,444         (1,803)              119,203
Interest expense (income), net . . . . . . . . . . .              6,042         10,183         (7,272)   (3)          8,953
                                                             ----------       --------        -------            ----------
   Earnings from continuing operations before income
         taxes . . . . . . . . . . . . . . . . . . .            106,520         (1,739)         5,469               110,250
Income taxes . . . . . . . . . . . . . . . . . . . .             43,103            (12)         2,698    (4)         45,789
                                                             ----------       --------        -------            ----------
   Earnings from continuing operations . . . . . . .         $   63,417       $ (1,727)       $ 2,771            $   64,461
                                                             ==========       ========        =======            ==========
Earnings per common and common equivalent share:

   Earnings from continuing operations . . . . . . .         $      .67       $  (1.48)  (5)                     $      .67
                                                             ==========       ========                           ==========
Weighted average common and common equivalent
   shares. . . . . . . . . . . . . . . . . . . . . .             94,627          1,166                               96,558
                                                             ==========       ========                           ==========

See accompanying notes to Unaudited Combined Pro Forma Condensed Consolidated Statements of Earnings

           OFFICE DEPOT, INC. AND EASTMAN OFFICE PRODUCTS CORPORATION

                NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF EARNINGS



(1) Certain reclassification adjustments have been made to present the Company and Eastman pro forma financial information on a basis consistent with that of the Company.

(2) An adjustment has been made to record goodwill amortization (on a 40 year basis). However, all information for a final determination of goodwill has not yet been obtained. The value of fixed assets of Eastman was increased by $3.5 million on December 4, 1992 as a result of the acquisition of the common stock of Eastman by Eastman Acquisition Corporation. (See Note 1 to the Notes to Consolidated Financial Statements of Eastman). No subsequent adjustments to fair market value of fixed assets were deemed necessary as a result of the acquisition.

(3) For pro forma purposes, the assumption was made that cash proceeds from the Company's subordinated, convertible notes were utilized to consummate the acquisition from December 27, 1992. Accordingly, interest and financing costs associated with Eastman, Inc.'s bank debt, Eastman, Inc.'s notes and the Eastman preferred stock have been eliminated. An adjustment has been made to eliminate the Company's interest income on such proceeds after December 1992. Also, associated interest on any assumed draws on the Company's working capital line has been included.

(4) An adjustment has been made to the provision for income taxes using the Company's average statutory rate for the net effect of pro forma adjustments made to the Unaudited Combined Pro Forma Condensed Consolidated Statements of Earnings for the period presented.

(5) Weighted average common and common equivalent shares for purposes of the earnings per share calculation for Eastman is assumed to be 1,166,000 shares. Earnings from continuing operations for Eastman have been reduced for preferred stock dividends and accretion of $1,629,000 for the year ended December 25, 1993.

                            SELECTED FINANCIAL DATA


         The financial data in the following table is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated Financial Statements and Notes thereto, and other financial and pro forma information appearing elsewhere in this Prospectus. With respect to the years ended December 1993, 1992, 1991, 1990 and 1989, the statements of earnings data and balance sheet data have been derived from audited financial statements of the Company. The financial statements of the Company for the years ended 1993, 1992 and 1991, which are included elsewhere in this Prospectus, have been audited by Deloitte & Touche, independent certified public accountants. The statements of earnings data for the 13 week periods ended March 26, 1994 and March 27, 1993 and the balance sheet data as of March 26, 1994 have been derived from unaudited interim financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results of operations and financial position have been included in the aforementioned interim unaudited financial statements. The results of operations for the 13 weeks ended March 26, 1994 are not necessarily indicative of results to be expected for the full year.

                                52 Weeks     52 Weeks       52 Weeks       52 Weeks     52 Weeks      13 Weeks        13 Weeks
                                 Ended        Ended          Ended           Ended        Ended        Ended           Ended
                              December 25,  December 26,  December 28,   December 29,  December 30,   March 26,       March 27,
                                  1993         1992           1991           1990         1989          1994            1993
                              -----------   -----------    ----------     ----------   ----------   ------------     ----------
                                                (In thousands, except per share and statistical data)
Statements of Earnings
Data:
Sales . . . . . . . . . .      $2,579,494    $1,732,965     $1,300,847      $903,306      $459,449     $994,845       $582,115
Cost of goods sold and
occupancy costs . . . . .       1,980,429     1,334,305      1,001,484       699,309       358,099      762,725        448,483
                               ----------    ----------     ----------      --------      --------     --------       --------
 Gross profit   . . . . .         599,065       398,660        299,363       203,997       101,350      232,120        133,632
Store and warehouse
 operating and selling
 expenses   . . . . . . .         399,966       275,016        214,525       146,907        70,935      159,261         92,544
Pre-opening expenses  . .           9,073         7,453          7,774         8,838         7,782        1,259          1,605
General and
 administrative expenses           75,851        53,933         39,007        28,530        18,087       27,611         15,610
Amortization of goodwill            1,613            49             --            --            --        1,269             15
                               ----------    ----------     ----------      --------      --------     --------       --------
 Operating profit   . . .         112,562        62,209         38,057        19,722         4,546       42,720         23,858
Interest income . . . . .           4,556         1,303            151           685         3,166        1,260          1,427
Interest expense  . . . .         (10,598)       (1,459)        (2,386)       (1,594)         (878)      (4,502)        (2,108)
Merger costs  . . . . . .              --            --         (8,950)           --            --           --             --
                               ----------    ----------     ----------      --------      --------     --------       --------
 Earnings before income
   taxes and
   extraordinary
   credit(1)  . . . . . .         106,520        62,053         26,872        18,813         6,834       39,478         23,177
Income taxes  . . . . . .          43,103        24,261         12,495         7,329         3,761       16,556          9,039
                               ----------    ----------     ----------      --------      --------     --------       --------
 Earnings before
   extraordinary
   credit(1)  . . . . . .          63,417        37,792         14,377        11,484         3,073       22,922         14,138
 Extraordinary credit(2)               --         1,396            614         1,063           532           --             --
                               ----------    ----------     ----------      --------      --------     --------       --------
 Net earnings(1)  . . . .      $   63,417    $   39,188     $   14,991      $ 12,547      $  3,605     $ 22,922       $ 14,138
                               ==========    ==========     ==========      ========      ========     ========       ========
Per Common Share:
 Earnings before
   extraordinary
   credit(1)  . . . . . .      $      .67    $      .41     $      .18      $    .16      $    .05     $    .23       $    .15
 Extraordinary credit(2)               --           .02            .01           .01            --           --             --
                               ----------    ----------     ----------      --------      --------     --------       --------
 Net earnings(1)  . . . .      $      .67    $      .43     $      .19      $    .17      $    .05     $    .23       $    .15
                               ==========    ==========     ==========      ========      ========     ========       ========
 Dividends  . . . . . . .              --            --             --            --            --           --             --
Statistical Data:
Facilities open at end of
period:
 Stores   . . . . . . . .             351           284            228           173            99          362            297
 Delivery and contract
   stationer warehouses .              15             5              2             2            --           17              5

                              December 25,  December 26,  December 28,   December 29,  December 30,   March 26,
                                  1993         1992           1991           1990         1989          1994
                              -----------   -----------    ----------     ----------   ----------   ------------
Balance Sheet Data:
Working capital . . . . .      $  440,957      $357,452       $179,818      $ 74,583      $ 68,869   $  453,382
Total assets  . . . . . .       1,463,899       848,373        559,275       355,935       235,740    1,530,237
Long-term debt(3) . . . .         366,527       154,566          6,456        21,349         5,012      369,743
Common stockholders'
equity  . . . . . . . . .         554,689       382,447        305,443       144,062       118,655      596,036

____________________

(1) Includes effect of $8,950,000 ($7,410,000 after tax) of merger costs in 1991.
(2) The extraordinary credit represents the benefit derived from the utilization of a net operating loss carryforward.
(3) Excludes current maturities.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

         The Company opened its first store in October 1986. Two more stores were opened in 1986 and an additional 12 stores were opened in 1987. The Company continued its expansion program in 1988 and 1989 as part of a strategy to establish itself as a leader in targeted market areas with high concentrations of small- and medium-sized businesses. During 1988, the Company opened 26 stores in California, Colorado, Florida, Georgia, Kentucky, North Carolina, Oregon, Tennessee and Texas, ending the year with 41 stores. During 1989, the Company opened 58 new stores and ended 1989 with 99 stores. During 1990, the Company opened 75 new stores, ending the year with 173 stores in 27 states. During 1991, the Company acquired Club and opened 57 new stores, ending the year with 228 stores. During 1992, the Company achieved its expansion plans by opening 53 new stores and acquiring five stores. The Company also closed two former Club stores, thus ending 1992 with 284 stores in 32 states, the District of Columbia and Canada. During 1993, the Company opened 68 new stores and closed one store, ending the period with 351 stores in 33 states, the District of Columbia and Canada, and also acquired ten contract stationer warehouses through the acquisition of Wilson and Eastman, ending 1993 with 15 delivery and contract stationer warehouses. During the first quarter of 1994, the Company opened 11 stores and acquired two contract stationer warehouses through the acquisitions of Muran and Yorkship, ending the quarter with 362 stores and 17 delivery centers and contract stationer warehouses.

         The Company's results are impacted by the costs incurred in connection with its aggressive new store opening schedule. Pre-opening expenses are charged to earnings as incurred. Corporate general and administrative expenses are also incurred in anticipation of store openings. As the Company's store base and sales volume continue to grow, the Company expects that the adverse impact on profitability from new store openings will decrease as expenses incurred prior to store openings continue to represent a declining percentage of total sales. Also, as a result of the merger with Club, the Company incurred merger costs of $8,950,000 in 1991.

RESULTS OF OPERATIONS

THIRTEEN WEEKS ENDED MARCH 26, 1994 COMPARED TO THIRTEEN WEEKS ENDED MARCH 27, 1993

         Sales increased 71% from $582,115,000 in the first quarter of 1993 to $994,845,000 in the first quarter of 1994. Comparable store sales increased 34% for the first quarter of 1994. The balance of the sales increase was attributable to the 66 new stores opened and the 12 contract stationer warehouses acquired subsequent to the first quarter of 1993. The Company opened eleven stores in the first quarter of 1994, bringing the total number of stores open at the end of the first quarter to 362, compared with 297 stores at the end of the first quarter of 1993. The Company also operated five delivery centers and 12 contract stationer warehouses at the end of the first quarter of 1994 compared to five delivery centers at the end of the first quarter of 1993. The Company expects to combine its contract stationer warehouses and delivery centers in the future. All of the contract stationer warehouses were acquired subsequent to the first quarter of 1993. Comparable store sales in the future may be affected by competition from other stores, the opening of additional stores, or expansion of contract stationer business in existing markets, and economic conditions.

         Gross profit as a percentage of sales was 23.3% during the first quarter of 1994 and 23.0% during the comparable quarter in 1993. The increase was primarily a result of purchasing efficiencies gained through vendor volume discount programs that increased as purchasing levels continued to increase. Additionally, the Company benefited from leveraging occupancy costs through higher average sales per store. These gains were partially offset by lower gross margins resulting from an increase in sales of lower margin business machines and computers. Gross profit as a percentage of sales is higher in the contract stationer portion of the business than the retail store portion as a result of significantly fewer business machines and computers being sold through the contract stationer portion.

         Store and warehouse operating and selling expenses as a percentage of sales were 16.0% in the first quarter of 1994, compared with 15.9% in the comparable period in 1993. Store and warehouse operating and selling expenses, consisting primarily of payroll and advertising expenses, have increased in the aggregate due to the Company's expansion program and due to selling expenses incurred by contract stationers as well as the somewhat higher operating expenses incurred by contract stationers. While the majority of these expenses vary proportionately with sales, there is a fixed cost component to these expenses such that, as sales increase within a given market area, store and warehouse operating and selling expenses should decrease as a percentage of sales. This benefit may not be fully realized, however, during periods when a large number of new stores are being opened, as new stores typically generate lower sales than the average mature store, resulting in higher operating and selling expenses as a percentage of sales for new stores. This percentage is also affected when the Company enters large metropolitan market areas where the advertising costs for the full market must be absorbed by the small number of stores initially opened. As additional stores in these large markets are opened, advertising costs, which are substantially a fixed expense for a market area, should decrease as a percentage of sales. The Company has also continued a strategy of opening stores in existing markets. While increasing the number of stores increases operating results in absolute dollars, this may have the effect of increasing expenses as a percentage of sales since the sales of certain existing stores in the market may initially be adversely affected.

         Pre-opening expenses decreased from $1,605,000 in the first quarter of 1993 to $1,259,000 in the comparable period in 1994. Pre-opening expenses currently are approximately $125,000 per store and are predominately incurred during a six-week period prior to the store opening. These expenses consist principally of amounts paid for salaries and supplies. Since the Company's policy is to expense these items during the period in which they occur, the amount of pre-opening expenses in each quarter is generally proportional to the number of new stores opened.

         General and administrative expenses have increased as a percentage of sales from 2.7% in the first quarter of 1993 to 2.8% in the comparable period in 1994. General and administrative expenses include, among other costs, site selection expenses and store management training expenses, and therefore vary with the number of new store openings in that quarter and the next quarter.
The Company's commitment to improving the efficiency of its computer systems resulted in an increase in general and administrative expenses in the first quarter of 1994; however, the Company believes the systems investment will provide benefits in late 1994 and beyond. General and administrative expenses also increased with the acquisitions of Wilson, Eastman, Muran and Yorkship, as this portion of the office products industry typically has a higher expense component than retail stores. Additionally, there are some duplicative expenses incurred as a result of the acquisitions. These increases have been partially offset by a decrease in general and administrative expenses as a percentage of sales for the Company's retail store operations, primarily as a result of the Company's ability to increase sales without a proportionate increase in corporate expenditures.

         The Company incurred net interest expense of $3,242,000 in the first quarter of 1994, as compared to $681,000 in the first quarter of 1993 primarily due to $185,000,000 raised in November 1993 via a public offering of zero coupon, convertible, subordinated notes.

         The Company recorded goodwill amortization of $1,269,000 in the first quarter of 1994 as compared to $15,000 in the 1993 comparable quarter. The increase in goodwill amortization was attributable to the acquisitions of Eastman and Wilson which occurred subsequent to the first quarter of 1993. The increase in the effective income tax rate for 1994 was due to nondeductible goodwill amortization.

FISCAL YEARS 1993, 1992 AND 1991

         In April 1991, a subsidiary of the Company merged with and into Club and Club became a wholly-owned subsidiary of the Company. The merger was accounted for in 1991 on a "pooling of interests" basis for accounting and financial reporting purposes. Accordingly, financial data in 1991, statistical data, financial statements and discussions of financial and other information included for periods prior to the merger have been restated to reflect the financial position and results of operations as if they had merged as of the beginning of operations in 1986. Also, as a result of the merger with Club, the Company incurred merger costs of $8,950,000 in 1991.

         Sales.  Sales increased to $2,579,494,000 in 1993 from $1,732,965,000 in 1992 and $1,300,847,000 in 1991.  Sales in 1993 increased 49% from 1992 sales. The increases in sales were due primarily to 67 additional stores in 1993 and 56 additional stores in 1992, including five Canadian stores acquired. The increases also were attributable to same store sales growth. Comparable store sales in 1993 for the 283 stores open for more than one year at December 25, 1993 increased 26% from 1992. Comparable store sales in 1992 for the 226 stores open for more than one year at December 26, 1992 increased 15% from 1991. Comparable store sales in the future may be affected by competition from other stores, the opening of additional stores in existing markets and economic conditions.

         Gross Profit. Gross profit as a percentage of sales increased from 23.0% during 1991 and 1992 to 23.2% during 1993 primarily as a result of purchasing efficiencies gained through vendor volume discount programs as purchasing levels continue to increase and leveraging occupancy costs through higher average sales per store offset by lower gross margins resulting from an increase in sales of lower margin business machines and computers. The Company's management believes that gross profit as a percentage of sales may continue to fluctuate as a result of the expansion of its contract stationer base, competitive pricing in more market areas, increased occupancy costs in certain new markets and in existing markets where the Company desires to add stores and warehouses to complete its market plan, and purchasing efficiencies realized as total merchandise purchases increase.

         Store and Warehouse Operating and Selling Expenses. Store and warehouse operating and selling expenses as a percentage of sales were 15.5% in 1993, 15.9% in 1992 and 16.5% in 1991. Store and warehouse operating and selling expenses, consisting primarily of payroll and advertising expenses, have increased in the aggregate due to the Company's expansion program. While the majority of these expenses vary proportionately with sales, there is a fixed cost component to these expenses that, as sales increase within each store and within a cluster of stores in a given market area, should decrease as a percentage of sales. This benefit may not be fully realized, however, during periods when a large number of new stores are being opened, as new stores typically generate lower sales than the average mature store, resulting in higher store operating and selling expenses as a percentage of sales for new stores. This percentage is also affected when the Company enters large metropolitan market areas where the advertising costs for the full market must be absorbed by the small number of stores initially opened. As additional stores in these large markets are opened, advertising costs, which are substantially a fixed expense for a market area, will be reduced as a percentage of sales. The Company has also continued a strategy of opening stores in existing markets. While increasing the number of stores increases operating results in absolute dollars, this also has the effect of increasing expenses as a percentage of sales since the sales of certain existing stores in the market may initially be adversely affected. During 1992 and 1993, the combination of an increase in average sales per store and an increase in the amount of cooperative advertising support received resulted in a decrease in store and warehouse operating and selling expenses as a percentage of sales as compared to prior periods.

         Pre-opening Expenses. As a result of continued store openings, pre-opening expenses incurred were $9,073,000 in 1993, $7,453,000 in 1992 and $7,774,000 in 1991. Pre-opening expenses currently are approximately $125,000 per store and are predominantly incurred during a six-week period prior to the store opening. These expenses consist principally of amounts paid for salaries and supplies. Since the Company's policy is to expense these items during the period in which they occur, the amount of pre-opening expenses in each quarter is generally proportional to the number of new stores opened.

         General and Administrative Expenses. General and administrative expenses as a percentage of sales were 2.9% in 1993, 3.1% in 1992, 3.0% in 1991. General and administrative expenses include, among other costs, site selection expenses and store management training expenses, and therefore vary with the number of new store openings. During 1993, the Company increased its commitment to improving the efficiency of its systems and significantly increased its information systems programming staff. While this increases general and administrative expenses in the current year, the Company believes the systems investment will provide benefits in the future. These increases were partially offset by a decrease in general and administrative expenses as a percentage of sales, primarily as a result of the Company's ability to increase sales without a proportionate increase in corporate expenditures. During 1992, the increase in general and administrative expenses as a percentage of sales was primarily attributable to expenses incurred in connection with the acquisition of the Company's Canadian operation, expenses related to Hurricane Andrew disaster relief efforts and the beginning of the significant investment in the ongoing program to upgrade the Company's information systems. Although the Company anticipates further increases in corporate staff expenditures as its expansion continues, general and administrative expenses as a percentage of sales should continue to decrease.

         Other Income and Expenses. During 1993, 1992 and 1991, interest expense was $10,598,000, $1,459,000 and $2,386,000, respectively. In June
1991, the Company received $40,040,000 as a result of a private placement of 4,290,000 shares of its Common Stock to a subsidiary of Carrefour S.A., a French hypermarket retailer ("Carrefour"). Also in December 1991, the Company completed a public offering of 6,900,000 shares of Common Stock raising net proceeds of approximately $92,000,000. In December 1992 and November 1993, the Company completed public offerings of zero coupon, convertible, subordinated debt raising net proceeds of approximately $146,000,000 and $185,000,000, respectively. As the Company has utilized the funds raised in its public offerings to fund its expansion, interest income has fluctuated. Interest income during 1993, 1992 and 1991 was $4,556,000, $1,303,000 and $151,000,
respectively.

         Net Earnings. The Company recorded amortization of goodwill of $1,613,000 in 1993 and $49,000 in 1992. The increase in 1993 was attributable to goodwill arising from the acquisition of Wilson in May 1993 and Eastman in September 1993. Goodwill amortization in 1994 will be higher than 1993 reflecting a full year of amortization arising from the Wilson and Eastman acquisitions.

         Earnings before income taxes and extraordinary credit were $106,520,000 in 1993, $62,053,000 in 1992 and $26,872,000 in 1991. In 1991,
earnings were negatively affected by merger costs of $8,950,000.

         The effective income tax rate for 1991 was negatively impacted by certain nondeductible merger costs. The effective income tax rate for 1993 was negatively impacted by an increase in the federal statutory rate and by nondeductible goodwill amortization.

         Net earnings were $63,417,000 in 1993, $39,188,000 in 1992 and
$14,991,000 in 1991. Net earnings for 1992 and 1991 include extraordinary credits from the utilization of net operating loss carryforwards of $1,396,000 and $614,000, respectively. The increases in net earnings were attributable to the significant increases in sales without commensurate increases in expenses.

LIQUIDITY AND CAPITAL RESOURCES

         Since the Company's inception in March 1986, the Company has relied upon equity capital and convertible debt as the primary source of its funds. Shortly after inception, the Company was capitalized with $250,000 and in 1986 and 1987 private placements of Common Stock and Preferred Stock provided an aggregate of $25,704,000 in net proceeds to the Company. Additional net proceeds of $31,932,000 were raised by the Company in public equity offerings in 1988. Net proceeds of $24,070,000, $11,944,000 and $92,386,000 were raised by the Company in subsequent public equity offerings completed in 1989, 1990 and 1991, respectively. The Company also received proceeds of approximately $41,400,000 and $40,040,000 from private placements of its Common Stock with a subsidiary of Carrefour, completed in July 1989 and June 1991, respectively. The Company completed public offerings of zero coupon, convertible, subordinated debt in 1992 and 1993 raising net proceeds of approximately $146,000,000 and $185,000,000, respectively.

         Since the Company's store sales are substantially on a cash and carry basis, cash flow generated from operating stores provides a source of liquidity to the Company. Working capital requirements are reduced by vendor credit terms that allow the Company to finance a portion of its inventory. The Company utilizes private label credit card programs administered and financed by financial services companies, which allow the Company to expand its retail sales without the burden of additional receivables. All credit card receivables sold to the financial service company under one program were sold on a recourse basis. Proceeds to the Company for such receivables sold with recourse were approximately

$185,000,000, $138,000,000 and $123,000,000 in 1993, 1992 and 1991,
respectively, and approximately $62,000,000 for the first quarter of 1994. The outstanding balance of such receivables at March 26, 1994 was $45,459,000. The Company has also utilized capital equipment financing to fund working capital requirements.

         Sales made from the contract stationer warehouses are made under regular commercial credit terms, where the Company carries its own receivables. This contributed to the increase in receivables in 1993 from 1992. As the Company expands into servicing additional large companies in the contract stationer portion of its business, it is expected that a greater portion of the Company's receivables will be carried.

         In 1993, the Company added 67 stores, in 1992 it added 56 stores, and in 1991 it added 55 stores. In the first quarter of 1994, the Company added 11 stores, as compared to 13 stores for the comparable 1993 period. As stores mature and become more profitable, and as the number of new stores opened in a year becomes a smaller percentage of the existing store base, cash generated from operations will provide a greater portion of funds required for new store fixed assets, inventories and other working capital requirements. Cash generated from operations will be affected by an increase in receivables carried without outside financing and an increase in inventory at the stores as the Company continues to expand its efforts in computers and business machines. This has resulted in net cash provided (used) in operating activities of $82,191,000, $(11,411,000) and $(41,717,000) for 1993, 1992 and 1991,
respectively.  Net cash of $(1,044,000) and $70,587,000 has been provided
(used) in operating activities in the first quarter of 1994 and 1993, respectively. Capital expenditures are also affected by the number of stores and warehouses opened or acquired each year and the increase in computer and other equipment at the corporate office required to support such expansion. Cash utilized for capital expenditures was $102,417,000 in 1993, $62,542,000 in 1992 and $53,877,000 in 1991. Cash utilized for capital expenditures was $41,619,000 and $17,290,000 in the first quarter of 1994 and 1993, respectively.

         The Company plans to open approximately 60 to 70 stores during 1994, 11 of which were open as of the end of the first quarter. Management estimates that the Company's cash requirements, exclusive of pre-opening expenses, will be approximately $1,200,000 for each additional store. These expenditures include an average of approximately $600,000 for leasehold improvements, fixtures, point-of-sale terminals and other equipment in the stores, as well as approximately $600,000 for the portion of the store inventory that is not financed by vendors. In addition, management estimates that each new store will require pre-opening expenses of approximately $125,000.

         During 1993, the Company's cash balance increased by $8,306,000 and long- and short-term debt increased by $212,118,000. This increase in cash and debt was primarily attributable to cash provided and debt incurred in the public debt offering, partially offset by payments for fixed assets and inventories for new stores. Additionally, cash of $136,573,000 was utilized in various transactions associated with the acquisition of Eastman and redemption of outstanding Eastman debt (see Note I to Consolidated Financial Statements). During the three months ended March 26, 1994, the Company's cash balance decreased approximately $39,623,000 and long- and short-term debt increased by approximately $1,359,000. The decrease in cash was primarily attributable to payments for fixed assets and inventories for new stores as well as payments for inventory mix changes resulting from an increase in business machine and computer sales.

         The Company has a credit agreement with its principal bank and a syndicate of commercial banks to provide for a working capital line of $200,000,000 (the "Credit Facility"). The credit agreement provides that funds borrowed will bear interest, at the Company's option, at either 3/4% over the LIBOR rate or at a base rate linked to the prime rate. The Company must also pay a fee of 1/4% per annum on the available and unused portion of the Credit Facility. The Credit Facility expires in September 1996. As of March 26, 1994, the Company had no outstanding borrowings under the Credit Facility. In addition to the Credit Facility, the bank has provided a lease facility to the Company under which the bank has agreed to purchase up to $15,000,000 of equipment from the Company and lease such equipment back to the Company. As of March 26, 1994, the Company has utilized approximately $7,711,000 of this lease facility.

         The Company's management is continually reviewing its financing options. Although the Company has the ability to finance its planned expansion through 1994 from cash on hand, funds received from the debt offering in 1993, funds generated from operations, and funds borrowed under the Credit Facility, the Company will also consider alternative financing, such as the issuance of equity, debt or convertible debt, if market conditions make them financially attractive alternatives for funding the Company's short-term or long-term expansion. The Company has acquired its contract stationer businesses with cash and the issuance of Common Stock. The Company's financing requirements in the future will be affected by the number of new stores, delivery centers and contract stationer warehouses opened or acquired.

INFLATION AND SEASONALITY

         Although the Company cannot accurately determine the precise effects of inflation, it does not believe inflation has a material effect on sales or results of operations. The Company considers its business to be somewhat seasonal with sales generally slightly higher during the first and fourth quarters of each year.

                                    BUSINESS

GENERAL

         Office Depot, Inc. (the "Company") operates the largest chain of high-volume retail office supply stores in the United States, with 344 stores in 33 states and the District of Columbia and 18 stores in five Canadian provinces. The Company sells high-quality, brand-name office products at significant discounts primarily to small- and medium-sized businesses. The Company's stores utilize a "warehouse" format and carry a wide selection of merchandise, including general office supplies, business machines and computers, office furniture and other business-related products. The Company's business strategy for its retail stores is to enhance the sales and profitability of its existing stores and to add new stores in locations where the Company can achieve a significant market presence. Through expansion, the Company seeks to increase efficiencies in operations, purchasing, marketing and management. During 1993, the Company added 67 new stores. The Company intends to open approximately 60 to 70 stores during 1994, 11 of which were open as of the end of the first quarter. The Company's retail merchandising strategy is to offer customers a wide selection of brand-name office products at everyday low prices. The Company believes that its prices are significantly lower than those typically offered to small- and medium-sized businesses by their traditional sources of supply. The Company is able to maintain its low competitive price policy primarily as a result of the significant cost efficiencies achieved through its operating format and purchasing power. The Company buys substantially all of its inventory directly from manufacturers in large quantities and maintains substantially all of its inventory on the sales floors of its "no frills" stores. The Company operates in a highly competitive environment and believes that in the future it will face increased competition from other high-volume office supply and wholesale club chains as the Company and these chains expand their operations.

         The Company recently has entered the full-service contract stationer portion of the office supply industry. The Company operates a full-service contract stationer business serving medium- and large-sized businesses in the United States through 12 contract stationer warehouses. The Company also delivers to small- and medium-sized businesses through five delivery centers and certain of its retail stores. The Company expects to combine its contract stationer warehouses and delivery centers in the future. The Company is one of the leading full service contract stationers and office furniture dealers in the western United States and Texas through its acquisitions of Wilson and Eastman. The Company, through this division, sells office products primarily to medium- and large-sized businesses (generally, organizations with over 75 white-collar employees), schools and other educational institutions and governmental agencies. The Company provides these customers access to a broad selection of office supplies and office furniture, as well as specialized resources and services designed to achieve improved efficiencies and significant reductions in their overall office supplies and furniture costs, including electronic ordering, stockless office procurement and business forms management services (which reduce customer needs for office supplies storage facilities), desktop delivery programs (which reduce customer personnel requirements) and comprehensive product utilization reports.

         On May 17, 1993, the Company acquired the office supply business of Wilson from Steelcase Inc. in exchange for 663,881 shares of Common Stock, representing approximately $15,000,000 at market value at the date of issuance, and the assumption of certain liabilities. The Company and Steelcase Inc. were not, at the time of the acquisition, and are not currently, affiliated. Wilson is a full service contract stationer with operations in Texas and North Carolina.

         On September 13, 1993, the Company acquired all of the outstanding common stock of Eastman, a full service contract stationer and office furniture dealer headquartered in California that operates primarily in the western United States. The Company acquired the Eastman common stock in exchange for 2,693,053 shares of Common Stock, representing approximately $80,000,000 at market value at the date of issuance, and $20,000,000 in cash. The Company also acquired the outstanding preferred stock of Eastman for approximately $13,000,000 in cash, acquired pursuant to a tender offer approximately $82,000,000 aggregate principal amount of Eastman, Inc.'s 13% Series B Subordinated Notes due 2002 for approximately $103,000,000 in cash and paid approximately $19,000,000 in cash to pay off the outstanding balance of Eastman, Inc.'s revolving credit facility. No affiliation existed between the Company and Eastman prior to this transaction.

         In February 1994, the Company acquired all of the outstanding common stock of Muran, a Boston-based contract stationer, in exchange for 1,254,967 shares of Common Stock. Additionally, in February 1994 the Company acquired all of the outstanding common stock of Yorkship, a New Jersey-based contract stationer serving Philadelphia and southern New Jersey, in exchange for 302,197 shares of Common Stock. No affiliation existed between the Company and either of Muran or Yorkship prior to these transactions.

OFFICE PRODUCTS INDUSTRY

         The office products industry is comprised of three broad categories of merchandise: office supplies, office machines and microcomputers, and office furniture. These products are distributed through different and sometimes overlapping channels of distribution, including manufacturers, distributors, dealers, retailers and catalog companies. The retail office products industry, through which smaller businesses have traditionally purchased office products, is highly fragmented with few regional or national chains and is typified by stores that do not stock a full range of office products.

         Retail sales of office products in the United States are made primarily through office product dealers, which generally operate one or more retail stores and utilize a central warehouse facility. Dealers purchase a significant portion of their merchandise from national or regional office supply distributors who in turn purchase merchandise from manufacturers. Dealers often employ a commissioned sales force that utilizes the distributor's catalog, showing products at retail list prices, for selection and price negotiation with the customer. Contract bids are typically available to large businesses that are offered discounts equivalent to or greater than those offered by the Company. The Company believes that small- and medium-sized businesses, however, have typically been able to obtain from dealers discounts on manufacturers' suggested retail list prices of only 20% or less. In addition, those businesses whose volume usage does not justify a dealer's one-to-one selling effort generally have been treated as retail customers and charged prices close to full retail list prices.

         In the past few years, high-volume office products retailers employing various formats have emerged in several geographic markets of the United States targeting the smaller businesses that traditionally purchased from dealers by offering significantly lower prices. These price advantages result primarily from direct, high-volume purchasing from manufacturers and warehouse retailing, thereby avoiding the distributor's mark-up and eliminating the need for a commissioned sales force and a central distribution facility. High-volume office products retailers typically offer substantial price savings to individuals and small- and medium-sized businesses, which traditionally have had limited opportunities to buy at significant discounts off the retail list prices.

         Larger customers have been, and continue to be, serviced primarily by full service contract stationers. These stationers traditionally serve larger businesses through commissioned sales forces, purchase in large quantities primarily from manufacturers and offer competitive pricing and customized services to their customers. The Company has entered the full-service contract stationer portion of the office supply industry through its acquisitions of Wilson, Eastman, Muran and Yorkship.

MERCHANDISING AND PRODUCT STRATEGY

         The Company's retail merchandising strategy is to offer a broad selection of brand-name office products at everyday low prices. Each of the Company's stores offer a comprehensive selection of paper and paper products, filing supplies, computer hardware and software, calculators, copiers, typewriters, telephones, facsimile and other business machines, office furniture, art and engineering supplies and virtually every other type of office supply. Each of the Company's stores carries approximately 5,600 stock-keeping units (including variations in color and size). In the Contract Stationer Division, in order to be able to respond satisfactorily to its customers' orders, certain of the contract stationer warehouses currently carry up to 18,000 stock-keeping units in inventory. Although the Company has not determined the number of stock-keeping units in inventory its contract stationer warehouses will carry in the future, the Company expects such number to be less than 18,000.

         The table below shows sales of each major product group as a percentage of total merchandise sales for the 1993, 1992 and 1991 fiscal years:

                                                                1993             1992             1991
                                                               Fiscal           Fiscal           Fiscal
                                                                Year             Year             Year
                                                               ------           ------           ------
 General office supplies(1)  . . . . . . . . . . . . .         45.6%            48.5%             50.8%
 Business machines and related supplies,
   computers and computer accessories(2) . . . . . . .         41.3             38.7              34.8
 Office furniture(3) . . . . . . . . . . . . . . . . .         13.1             12.8              14.4
                                                               ----             ----              ----
                                                              100.0%           100.0%            100.0%
- -------------------------

(1) Includes paper, filing supplies, organizers, writing instruments, mailing supplies, desktop accessories, calendars, business forms, binders, tape, art supplies, books, engineering and janitorial supplies and revenues from the business services center located in each store.
(2) Includes calculators, adding machines, typewriters, telephones, cash registers, copiers, facsimile machines, safes, tape recorders, computers, computer diskettes, computer paper and related accessories.
(3) Includes, chairs, desks, tables, partitions and filing and storage cabinets.

         The Company buys approximately 95% of its merchandise directly from manufacturers and other primary source suppliers. Products are generally delivered from manufacturers directly to the stores or warehouses. The Company is currently expanding its cross-dock operations that utilize independent distributors' facilities to receive bulk deliveries from vendors and sort and deliver merchandise to the Company's stores and warehouses. These operations use the Company's computer system and the distributors' existing facilities and trucks, which, when fully implemented, should enable the Company to realize savings from freight and handling charges and reduce store inventory levels.
No single customer accounts for more than one percent of the Company's sales. The Company has no material long-term contracts or commitments with any vendor or customer. The Company has not experienced any difficulty in obtaining desired quantities of merchandise for sale and does not foresee any such difficulty in the future.

         Initial purchasing decisions are made at the corporate headquarters level by buyers who are responsible for selecting and pricing merchandise. Inventory levels are monitored and reorders for products are prepared by central replenishment buyers or "rebuyers" with the assistance of a computerized automatic replenishment system. This system allows buyers to devote more time to selecting products, developing new product lines, analyzing competitive developments and negotiating with vendors in order to obtain more favorable prices and product availability. Purchase orders to approximately 250 vendors are currently transmitted by electronic data interchange ("EDI"), which expedites orders and promotes accuracy and efficiency. During 1993, the Company started to receive Advance Ship Notices ("ASN") and invoicing via EDI from selected vendors. The Company plans to expand this program in 1994.

MARKETING AND SALES

         Retail. The Company's marketing programs are designed to attract new customers to visit its stores for the first time and to provide information to existing customers. The Company places advertisements with the major local newspapers in each of its markets. These newspaper advertisements are supplemented with local radio and television advertising and direct marketing efforts. During 1992, the Company launched a major national television advertising campaign utilizing the "Taking Care of Business" theme. The current series of television commercials is running on three national television networks and on 11 national cable stations. All print advertisements, as well as catalog layouts, are created by the Company's in-house graphics department. The Company periodically issues catalogs featuring merchandise offered in its stores. The catalogs compare the manufacturer's suggested retail list price and the Company's price to illustrate the savings offered. The catalogs are distributed through direct mail programs and are available in each store. Upon entering a new market, the Company purchases a list of businesses for an initial mailing of catalogs.
This list is continually refined and updated by incorporating the names of private label credit card holders, guarantee card holders and check paying customers and forms the basis of a highly targeted proprietary mailing list for updated catalogs and other promotional mailings.

         The Company's stores have a low price guarantee policy. Under this policy, the Company will match any competitor's lower price and give the customer 50% (up to $50) of the difference towards the customer's purchase. This program assures customers of always receiving the lowest price from the Company's stores even during periodic sales promotions by competitors. Monthly competitive pricing analyses are performed to monitor each market and prices are adjusted as necessary to adhere to this pricing philosophy and ensure competitive positioning.

         Contract Stationer. The Company acquires and maintains its customers primarily through its direct sales force. The Company's sales force is divided between its office supplies and contract furniture divisions. All members of the Company's sales force are employees of the Company.

SERVICES

         Retail. The Company provides three key services to its customers -- credit, telephone and facsimile ordering and delivery.

         The Company offers revolving credit terms to its customers through the use of private label credit cards. Every business customer can apply for one of these credit cards, which are issued without charge. Sales transactions using the private label credit cards are transmitted by computer to financial services companies, which credit the Company's bank account with the net proceeds the following day.

         The Company's customers nationwide can place orders by telephone or facsimile using toll-free telephone numbers through the Company's order departments in south Florida and in the San Francisco area. Orders received by the order departments are transmitted electronically to the store or delivery center nearest the customer for pick-up or delivery at a nominal delivery fee or free delivery with a minimum order size. Orders are packaged, invoiced and shipped for next-day delivery.

         The Company opened two regional delivery warehouses in 1990 (in south Florida and northern California) and three regional delivery facilities in 1992
(in the Atlanta, Baltimore/Washington and Los Angeles markets).   All delivery
orders received from customers in these areas, whether through the Company's telephone centers or at its stores, are handled through these facilities. The Company believes that these facilities enable it to provide improved delivery services on a more cost effective basis and intends to open additional regional delivery warehouses during 1994. No new delivery centers were opened during 1993 pending the Company's entry into the contract stationer portion of the business and the determination of the optimal configuration of a facility which would support deliveries to both retail and contract customers.

         The Company's stores each have a business services center, which offers self-service and high-volume photocopying as well as facsimile, printing, binding, typesetting and other business services.

         Contract Stationer. The Company provides the office supplies purchasing departments of its customers with a wide range of services designed to improve efficiencies and reduce costs, including electronic ordering, stockless office procurement and business forms management services, desktop delivery programs and comprehensive product utilization reports. For contract stationer customers, the Company will typically sell on credit through an open account.

         The Company services its contract stationer customers from warehouses located in Arizona, California, Colorado, Massachusetts, New Jersey, North Carolina, Texas, Utah and Washington. All of these warehouses were acquired in the Company's acquisitions of Wilson, Eastman, Muran and Yorkship.

STORE DESIGN AND OPERATIONS

         The Company's stores average approximately 25,000 square feet of space and conform to a model designed to achieve cost efficiency by minimizing rent and eliminating the need for a central warehouse. Each store displays virtually all of its inventory on the sales floor according to a plan-o-gram that designates the location of each item in the store. The plan-o-gram is intended to ensure that merchandise is effectively displayed and to promote economy and efficiency in the use of merchandising space. On the sales floor, merchandise is displayed on pallets or in bins on 10 to 12 foot high industrial steel shelving that permits the bulk stacking of inventory and quick and efficient restocking. The shelving is positioned to form aisles large enough to comfortably accommodate customer traffic and merchandise movement. Additional efficiencies are gained by selling merchandise in multiple quantity packaging, which significantly reduces duplicate handling and stock costs.

         In all of the Company's stores, inventory that has not been bar coded by the manufacturer is bar coded in the receiving area and moved directly to the sales floor. Sales are processed through centralized check-out facilities, which transmit sales and inventory information on a stock-keeping unit basis to the Company's central computer system where this information is updated daily. Rather than individually price marking each product, merchandise is identified by its stock-keeping unit number with a master sign for each product displaying the product's price. As price changes occur, a new master sign is automatically generated for the product display and the new price is reflected in the check-out register, allowing the Company to avoid labor costs associated with price remarking.

MANAGEMENT INFORMATION SYSTEMS

         The Company employs an IBM ES9000 mainframe and multiple IBM System AS/400 computers to aid in controlling its merchandising and operations. The system includes advanced software packages that have been customized for the Company's specific business operations. The Company is currently implementing a multi-year strategy to upgrade and convert its systems to operate in an "open system" mainframe environment.

         Inventory data is entered into the computer system upon its receipt by the store and sales data is entered through the use of a point-of-sale or telemarketing system. The point-of-sale system permits the entry of sales data through the use of bar code scanning laser guns and also has a price "look-up" capability that permits immediate price checking and efficient movement of customers through the check-out process. Information is centrally processed at the end of each day, permitting a perpetual daily inventory and the calculation of average unit cost by stock-keeping unit for each store or warehouse. Daily compilation of sales and margin data permits the monitoring of sales, gross margin and inventory by item and product line, as well as the results of sales promotions. For all stock-keeping units, management has immediate access to on-hand daily unit inventory, units on order, current and past rates of sale, the number of weeks' sales for which quantities are on-hand and a recommended unit purchase reorder. Data from all the Company's stores (other than those in Florida) are transmitted by satellite to the Company's headquarters, which provides faster response and is more cost efficient than traditional telephonic transmission.

EXPANSION PROGRAM

         The Company's business strategy for its retail stores is to enhance the sales and profitability of its existing stores, to add new stores in locations where the Company can achieve a significant market presence and to expand its contract stationer business. Through expansion, the Company seeks to increase efficiencies in operations, purchasing, marketing and management. The Company added 67 new stores in 1993, and plans to open approximately 60 to 70 stores and additional delivery centers during 1994. The Company had opened 11 new stores as of the end of the first quarter of 1994.

         Prior to selecting a new retail store site, the Company obtains detailed demographic information indicating business concentrations, traffic counts, population, income levels and future growth prospects. The Company's existing and scheduled new stores are located primarily in suburban strip shopping centers on major commercial thoroughfares where the cost of space is generally lower than at urban locations. Suburban locations are generally more accessible to the Company's primary customers, have convenient parking and facilitate delivery to customers and receipt of inventory from manufacturers. The Company expands by leasing existing space and renovating it according to its specifications or by constructing new space according to its specifications.

         Accomplishing the Company's expansion goals will depend on a number of factors, including the Company's ability to locate and obtain acceptable sites, open new stores in a timely manner, hire and train competent managers, integrate new stores into its operations, generate funds from operations and continue to access external sources of capital.

         Through its acquisitions in 1993 and to date in 1994, the Company has expanded its presence in the contract stationer portion of the office products industry by acquiring existing contract stationer businesses in selected markets. The Company's business strategy includes continued expansion in this portion of the industry, although no assurances can be given that it will be able to expand as planned.

EMPLOYEES, STORE MANAGEMENT AND TRAINING

         As of April 30, 1994, the Company employed approximately 20,500 persons. Additional personnel will be added as needed to implement the Company's expansion program. The Company's goal is to promote as many existing employees into management positions as possible. Due to the rate of its expansion, however, for the foreseeable future the Company will continue to hire a portion of its management personnel from outside the Company.

         The Company's policy is to hire and train additional personnel in advance of new store openings. In general, store managers have extensive experience in retailing, particularly with warehouse store chains or discount stores that generate high sales volumes. Each new store manager usually spends two to four months in an apprenticeship position at an existing store prior to being assigned to a new store. The Company's sales employees are required to view product knowledge videos and complete written training programs relating to certain products. The Company creates some of these videos and training programs while the remainder are supplied by manufacturers. The Company grants stock options to certain of its employees as an incentive to attract and retain such employees.

         The Company has never experienced a strike or any work stoppage and management believes that its relations with its employees are good. There are no collective bargaining agreements covering any of the Company's employees.

COMPETITION

         The Company operates in a highly competitive environment. Its markets are presently served primarily by traditional office products dealers that typically operate a central warehouse and one or more retail stores. The Company believes it competes favorably against these dealers, who purchase their products from distributors and generally sell their products at prices higher than those offered by the Company, because they generally offer small- and medium-sized businesses discounts on manufacturer's suggested retail list prices of only 20% or less as compared to the Company's 30% to 60% discount to all customers. The Company also competes with wholesale clubs selling general merchandise, discount stores, mass merchandisers, conventional retail stores, catalog showrooms and direct mail companies. While these competitors generally charge small business customers lower prices than traditional office products dealers, they typically have a more limited in-stock product selection than the Company's stores and do not provide many of the services provided by the Company.

         Several high-volume office supply chains that are similar in concept to the Company in terms of store format, pricing strategy and product selection and availability also operate in the United States. The Company competes with these chains and wholesale club chains in substantially all of its current and prospective markets. The Company believes that in the future it will face increased competition from these chains as the Company and these chains expand their operations. Some of the entities against which the Company competes, or may compete, are larger and have greater financial resources than the Company. No assurance can be given that increased competition will not have an adverse effect on the Company. The Company believes it competes based on product price, selection, availability and service.

         In the contract stationer portion of the industry, principal competitors are national and regional full service contract stationers, national and regional office furniture dealers, independent office product distributors, discount superstore chains and to a lesser extent, direct mail order houses and stationery retail outlets. Certain discount superstore chains also appear to be attempting to develop a presence in the contract stationer portion of the business.

PROPERTIES

         As of May 9, 1994, the Company operated 344 stores in 33 states and the District of Columbia and 18 stores in five Canadian provinces. The Company also operates five delivery centers and a full service contract stationer business through 12 contract stationer warehouses. The following table sets forth the locations of the Company's facilities.

                                  Number                                                         Number
State                           of Stores                      State                            of Stores
- -----                           ---------                      -----                            ---------
Alabama                               6                        Nevada                                4
Arizona                               2                        New Mexico                            2
Arkansas                              2                        North Carolina                       11
California                           68                        Ohio                                  2
Colorado                             11                        Oklahoma                              5
District of Columbia                  2                        Oregon                                7
Florida                              57                        Pennsylvania                          5
Georgia                              16                        South Carolina                        5
Hawaii                                1                        Tennessee                             6
Idaho                                 1                        Texas                                45
Illinois                             10                        Virginia                              4
Indiana                               7                        Washington                           11
Iowa                                  1                        Wisconsin                             6
Kansas                                4
Kentucky                              3
Louisiana                             7                        Canada
Maryland                             10                        ------
Michigan                              9                        Alberta                               5
Mississippi                           1                        British Columbia                      4
Missouri                             10                        Manitoba                              2
Nebraska                              3                        Ontario                               6
                                                               Saskatchewan                          1

Delivery Centers and
Contract
Stationer Warehouses
- ----------------------------
Arizona                               1
California                            5
Colorado                              1
Florida                               1
Georgia                               1
Maryland                              1
Massachusetts                         1
New Jersey                            1
North Carolina                        1
Texas                                 2
Utah                                  1
Washington                            1

         All the Company's facilities are leased or subleased by the Company with lease terms (excluding renewal options exercisable by the Company at escalated rents) expiring between 1994 and 2015, except for two Oklahoma stores, three Florida stores, four Texas stores and one California store that are owned by the Company. The Company operates its stores under the names Office Depot and The Office Place in Ontario, Canada. The Company operates its contract stationer warehouses under the names Eastman Office Products, Wilson Business Products, L.E. Muran and Yorkship Business Supply.

         The Company's corporate offices in Delray Beach, Florida, containing approximately 350,000 square feet in two adjacent buildings, were purchased in February 1994 for approximately $16 million. The Company had previously occupied one of the buildings under a lease covering approximately 150,000 square feet.

LEGAL PROCEEDINGS

         The Company is involved in litigation arising in the normal course of its business. The Company believes that these matters will not materially affect its financial position or operations.

                                   MANAGEMENT

DIRECTORS ANd EXECUTIVE OFFICERS

         Directors are elected at the Annual Meeting of Stockholders to serve during the ensuing year or until a successor is duly elected and qualified. Executive officers are elected annually by the Board and serve at the discretion of the Board.

         The Company's Board of Directors currently consists of eight members. Set forth below is certain information concerning each of the Company's directors and executive officers:

                    Name                      Age                            Position
                    ----                      ---                            --------
     David I. Fuente   . . . . . . . . .      48     Chairman of the Board and Chief Executive Officer

     Mark D. Begelman  . . . . . . . . .      46     Director, President and Chief Operating Officer

     Barry J. Goldstein  . . . . . . . .      51     Executive Vice President -- Finance, Chief Financial
                                                     Officer and Secretary

     F. Terry Bean   . . . . . . . . . .      46     Executive Vice President -- Human Resources

     Richard M. Bennington   . . . . . .      53     Executive Vice President -- Store Operations

     Gary D. Foss  . . . . . . . . . . .      51     Executive Vice President -- Merchandising and Marketing

     Samuel T. Gentles, Jr.  . . . . . .      39     Executive Vice President -- Strategic Planning

     William P. Seltzer  . . . . . . . .      55     Executive Vice President -- Systems and Distribution

     Denis Defforey  . . . . . . . . . .      68     Director

     W. Scott Hedrick  . . . . . . . . .      48     Director

     John B. Mumford   . . . . . . . . .      50     Director

     Michael J. Myers  . . . . . . . . .      53     Director

     Peter J. Solomon  . . . . . . . . .      55     Director

     Alan L. Wurtzel   . . . . . . . . .      60     Director

         DAVID I. FUENTE has been Chairman of the Board and Chief Executive Officer since he joined the Company in December 1987. For five years prior to that time, he was employed by The Sherwin-Williams Co. ("Sherwin-Williams") as President of its Paint Stores Group, a chain of over 1,800 paint stores. Prior positions included Vice President of Marketing of the Paint Stores Group and Vice President of Marketing, Consumer Division, and Vice President of Marketing, Automotive Aftermarket Division of Sherwin-Williams. Mr. Fuente is a director of National Vision Associates Ltd.

         MARK D. BEGELMAN has been a director, President and Chief Operating Officer since he joined the Company in April 1991. He has substantial experience in the office products industry and over 20 years in retail merchandising. Prior to joining the Company, he was Chairman of the Board of Club from August 1990 until April 1991 and Chief Executive Officer of Club from April 1986 until April 1991, when Club became a subsidiary of the Company.
From May 1981 to May 1986, he served as Senior Vice President of John Bruener Company, a home furnishings retailer. From June 1976 to May 1981, Mr. Begelman was Divisional Merchandise Manager of Jordan Marsh Stores Corporation, a general merchandise retailer.

         BARRY J. GOLDSTEIN has been Chief Financial Officer since he joined the Company in May 1987, has served as Executive Vice President -- Finance since July 1991 and has served as Secretary since January 1988. From May 1987 until June 1991, he served as Vice President -- Finance. Prior to joining the Company, he spent 22 years in public accounting, the most recent 18 of which were with Grant Thornton, a national accounting firm. He became a partner of Grant Thornton in 1976.

         F. TERRY BEAN has been Executive Vice President -- Human Resources since he joined the Company in January 1994. Prior to joining the Company, he was employed by Roses Stores Inc., a mass merchandiser, as Senior Vice President of Human Resources. From 1978 to 1989, he was employed by Federal Express Corp., a shipping company, where he held the position of Vice President of Personnel Services from 1982 through 1989. Prior to 1973, Mr. Bean held human resource management positions with Eaton Corp. and Johnson & Johnson Corp.

         RICHARd M. BENNINGTON has been Executive Vice President -- Store Operations since July 1991. He joined the Company as a store manager in June 1986 and has served as the Company's Executive Vice President -- Office Depot Store Operations, Vice President -- Operations, District Manager and Director of Store Operations. Prior to joining the Company, he was employed for one year by Mr. How, a chain of home products stores, as a Zone Manager and held various field operations positions with other specialty and mass merchandise chains.

         GARY D. FOSS has been Executive Vice President -- Merchandising and Marketing since April 1993. He served as Executive Vice President -- Marketing from the time he joined the Company in April 1991 until March 1993. From July 1990 until April 1991, he was the Executive Vice President -- Merchandising of Club, a subsidiary of the Company since April 1991. From 1985 to 1990, he was Chief Executive Officer and President of Home Express, Inc., a California-based home furnishing retailer. From 1962 to 1985, Mr. Foss held various merchandising, marketing and management positions with Dayton Hudson Corporation, including Chief Executive Officer and President of the R.G. Brandens Home Store Division.

         SAMUEL T. GENTLES, Jr. has been Executive Vice President -- Strategic Planning since January 1994. Mr. Gentles served as President of the Commercial Contract Division from September 1993 to December 1993 and was Executive Vice President of the Commercial Contract Division from April 1993 to August 1993. He served as Executive Vice President -- Merchandising from July 1991 to March 1993. Mr. Gentles joined the Company as Executive Vice President -- Office Club Store Operations in April 1991. Prior to joining the Company, he served for four years as Executive Vice President -- Operations and for a year as Executive Vice President of Merchandising of Club, a subsidiary of the Company since April 1991. From March 1983 to July 1986, Mr. Gentles held various merchandising management positions, most recently as Executive Vice President and Chief Operating Officer of Warehouse Club, Inc., a warehouse membership club.

         WILLIAM P. SELTZER has been Executive Vice President -- Systems and Distribution since joining the Company in August 1992. Prior to joining the Company, he was Senior Vice President -- Distribution and Systems of Revco D.S. Inc. from November 1987 to July 1992. Mr. Seltzer was Vice President of Systems for the H.E. Butt Grocery Company from 1977 to 1987, and was Corporate Manager of Information Processing from 1972 to 1977 with SCM Corporation.

         DENIS DEFFOREY has been a director since April 1990. He is a member of the supervisory board ("Conseil de Surveiliance") of Carrefour, a French hypermarket chain that he co-founded in 1959, and is a director of DeNoyange S.A., the principal shareholder of Carrefour. Mr. Defforey is a director of Editions S.A. and PetsMart, Inc.

         W. SCOTT Hedrick has been a director since April 1991. From November 1986 until April 1991, he was a director of Club, a subsidiary of the Company since April 1991. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979.

         JOHN B. MUMFORD has been a director since April 1991. He was a co-founder of Club, a subsidiary of the Company since April 1991, and served as Chairman of the Board of Directors of Club from its inception in February

1986 to August 1990, at which time he was named Vice Chairman. He has been president of Crosspoint Corporation, a venture capital firm, since 1972 and managing general partner of Crosspoint Venture Partners, a venture capital fund, since 1982. Mr. Mumford is Chairman of the Board of Photonics Corporation and a director of INMAC Corporation.

         MICHAEL J. MYERS has been a director since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds, and a director of Smith Barney Venture Corp., a wholly-owned subsidiary of Smith Barney, Inc., which acts as the managing general partner of two private venture capital equity funds.
Until January 1992, he was a Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co., Incorporated ("Smith Barney"). He joined Smith Barney's venture capital group in 1972 and has had a senior operating responsibility for that group since 1976. Prior to 1972, he spent three years with J.H. Whitney & Co., a private venture capital firm. Mr. Myers is a director of Vista Environmental Information, Inc. and Wynstar Inc.

         PETER J. SOLOMON has been a director since April 1990. He is Chairman and Chief Executive Officer of Peter J. Solomon Company Limited, an investment banking firm which provided services to the Company in fiscal 1993. From 1985 to 1989, he was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton Inc. ("Shearson"). From 1981 to 1985, he was a Managing Director at Shearson. Mr. Solomon is a director of Centennial Cellular Corporation, Century Communications, Inc., Monro Muffler/Brake, Inc., Phillips-VanHeusen Corporation, Ralphs Grocery Company, Bradlees, Inc. and Culbro Corporation.

         ALAN L. WURTZEL has been a director since February 1989. Since June 1984, he has been the Chairman of the Board of Circuit City Stores, Inc. ("Circuit City"), a large consumer electronics retailing chain. From 1965 to 1986, he served in several other capacities with Circuit City, including Chief Executive Officer, President and Vice President. From December 1986 to April 1988, he served as President of Operation Independence, a nonprofit organization.

         The Board met seven times during the 1993 fiscal year. The Board has standing Audit, Compensation, Executive and Nominating Committees. Mr. Defforey attended 71% of the Board meetings and 66% of the Audit Committee meetings. All other directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which they served.

         The Audit Committee is composed of three directors (currently Messrs. Defforey, Mumford and Myers). This committee recommends to the Board the appointment of the Company's independent accountants. The committee meets with the independent accountants to discuss the scope of the audit, any nonaudit related assignments, fees, the independence of the accountants, the results of the audit and the effectiveness of the Company's internal accounting controls. The committee reports to the Board. The independent accountants have access to the committee, with or without advising management, to discuss auditing and any other accounting matters. The Audit Committee met three times during the 1993 fiscal year.

         The Compensation Committee is currently composed of two directors (currently Messrs. Hedrick and Wurtzel). This committee recommends action by the Board regarding the salaries and incentive compensation of elected officers of the Company. The committee also reviews the compensation of certain other principal management employees and administers the Company's employee benefit plans. The Compensation Committee met twice during the 1993 fiscal year.

         The Executive Committee was established in February 1992 and is composed of four directors (currently Messrs. Begelman, Fuente, Solomon and Wurtzel). This committee handles matters arising between regularly scheduled meetings of the Board. The Executive Committee did not meet during the 1993 fiscal year.

         The Nominating Committee is composed of four directors (currently Messrs. Begelman, Fuente, Solomon and Wurtzel). This committee evaluates the performance of incumbent directors, considers nominees recommended by management or stockholders of the Company and develops its own recommendations. The committee will consider nominees recommended by stockholders, although it has not adopted any procedures to be followed by stockholders in submitting such recommendations. In February 1994, the Nominating Committee adopted a charter formalizing the duties of the committee and evidencing the Company's commitment to increasing the diversity of the Board. In accordance with its charter, the Nominating Committee has initiated a search to identify qualified candidates, with a view to increasing the diversity of the Board at the earliest feasible date. The Nominating Committee met once during the 1993 fiscal year.

COMPENSATION

         Directors Compensation. In fiscal 1993, directors who were not salaried officers of the Company received $18,000 per year for serving on the Board and were reimbursed for costs incurred in attending meetings. No additional amounts were paid for attendance at special meetings or for service on any committee of the Board. Directors who were not salaried officers of the Company also each received a number of options equal to $150,000 divided by the fair market value of Common Stock on the date of grant for their first year of service on the Board after election by the Company's stockholders and a number of options equal to $50,000 divided by the fair market value of Common Stock on the date of grant for each subsequent year of service on the Board. All such options become exercisable in equal proportions on the first, second and third anniversary of the date of grant. Directors who are salaried officers of the Company receive no compensation other than their compensation for such service as officers.

         The Board adopted the Directors Stock Option Plan (the "Directors Plan") in March 1991. In February 1994, the Board approved an amendment to the Directors Plan (as so amended, the "Amended Directors Plan"), and directed the amendment be submitted to the Company's stockholders for approval at the 1994 Annual Meeting of Stockholders. The amendment increases the number of shares of the Common Stock authorized under the Amended Directors Plan by 100,000 shares and provides that each director who is not otherwise an employee of the Company or its subsidiaries receives options to purchase 7,500 shares of Common Stock each year, rather than a number of shares determined by dividing $50,000 by the fair market value of a share of Common Stock on the date of grant ($150,000 in the case of a director's first year of service) under the Directors Plan. The Board approved the amendment in order to implement a policy of increasing emphasis on performance based compensation for directors while decreasing directors' cash compensation. The options are exercisable at fair market value on the date of grant.

         Effective April 1994, directors who are not salaried officers of the Company will receive $8,000 per year plus $1,000 per Board meeting attended for serving on the Board and will be reimbursed for costs incurred in attending meetings. No additional amounts will be paid for service on any committee of the Board.

         Executive Officers Compensation. The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the 1993 fiscal year by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation                       Long-Term Compensation
                              ----------------------------------------   ------------------------------------
                                                                                  Awards              Payouts
                                                                         -------------------------    -------
                                                                                        Securities
                                                             Other       Restricted     Underlying                   All
                                                            Annual         Stock         Options/       LTIP        Other
       Name and                   Salary      Bonus       Compensation     ward(s)         SARs        Payouts   Compensation
  Principal Position    Year       ($)         ($)           ($)(1)         ($)           (#)(2)        ($)         ($)(3)
  ------------------    ----      ------     -------      ------------   ----------     ----------     -------   ------------
 David I. Fuente,        1993     550,000    864,981          -0-           -0-           75,000         -0-        4,497
 Chief Executive         1992     475,000    335,350          -0-           -0-          181,770         -0-        4,364
 Officer                 1991     425,000    281,973                        -0-          450,000         -0-

 Mark D. Begelman,       1993     450,000    651,384          -0-           -0-           60,000         -0-        4,497
 President and Chief     1992     400,000    256,000          -0-           -0-           68,220         -0-        4,364
 Operating Officer(4)    1991     239,985    200,292                        -0-          900,000         -0-

 Samuel T. Gentles,      1993     263,077    352,523          -0-           -0-           35,000         -0-        3,970
 Executive Vice          1992     225,000    137,250          -0-           -0-           51,855         -0-          899
 President--             1991     140,625    109,355                        -0-          150,000         -0-
 Strategic Planning

 Gary D. Foss,           1993     250,000    344,469          -0-           -0-           35,000         -0-        4,322
 Executive Vice          1992     225,000    135,900          -0-           -0-           41,025         -0-        1,211
 President--Merchan-     1991     124,366     98,449                        -0-           30,000         -0-
 dising
 and Marketing (4)

 Richard M. Bennington,  1993     250,000    339,477          -0-           -0-           35,000         -0-        4,355
 Executive Vice          1992     225,000    128,250          -0-           -0-           22,500         -0-        2,700
 President --            1991     200,000    103,500                        -0-          150,000         -0-
 Store Operations

_______________

(1) Other Annual Compensation items for persons named in the summary compensation table were not reportable in 1993 and 1992 and are not required to be presented for years prior to 1992.
(2) Options granted in 1991 and 1992 have been adjusted to reflect a two-for-one stock split in 1992 and a three-for-two stock split in 1993.
(3) All other compensation is not required to be presented for years prior to 1992. Amounts reported for 1993 and 1992 represent matching contributions under the Company's Retirement Savings Plan, a defined contribution plan.
(4) Messrs. Begelman, Gentles and Foss joined the company on April 10, 1991 upon consummation of the acquisition of Club by the Company.

         The following table sets forth information with respect to all options granted in fiscal 1993 under the Company's employee stock option plan to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                    Individual Grants                                          Grant Date Value
  ----------------------------------------------------------------------------------------     ----------------
                               Number of    Percent of Total
                              Securities      Options/SA
                              Underlying      Granted to     Exercise or                          Grant Date
                              Options/SARs  Employees in     Base Price         Expiration       Present Value (2)
         Name                  Granted(1)    Fiscal Year       ($/Sh)             Date                ($)
         ----                 -----------    -----------     ----------         ---------        -------------
 David I. Fuente . . . . .      75,000         5.1             26.88            7/20/03            1,105,610

 Mark D. Begelman  . . . .      60,000         4.1             26.88            7/20/03              884,488

 Samuel T. Gentles, Jr.  .      35,000         2.4             26.88            7/20/03              515,951

 Gary D. Foss  . . . . . .      35,000         2.4             26.88            7/20/03              515,951

 Richard M. Bennington . .      35,000         2.4             26.88            7/20/03              515,951

_______________

(1) All options granted in fiscal 1993 vest in three equal annual installments on July 20, 1994, July 20, 1995 and July 20, 1996 and were not awarded with tandem stock appreciation rights ("SARs"). In the event of a Sale of the Company (as defined in the Company's employee stock option plan), the committee administering the option plan may stipulate in its sole discretion, that (i) outstanding options and SARs will become immediately exercisable; (ii) outstanding options and SARs shall be assumed by the successor corporation; or (iii) substantially equivalent options and SAR's shall be substituted by the successor corporation. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation or other change in the Common Stock, the number of shares available upon exercise and the exercise price will be adjusted accordingly.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 1993 by the Company to the executive officers listed above. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $14.74. The following facts and assumptions were used in making such calculation: (i) an exercise price of $26.875 for each such stock option; (ii) a fair market value of $26.875 for one share of Common Stock on the date of grant; (iii) a dividend yield of 0%; (iv) a stock option term of 10 years; (v) a stock volatility of 30.72%, based on an analysis of weekly stock closing prices of Common Stock during the fourth quarter of 1993; and (vi) an assumed risk-free interest rate of 5.73%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $14.74 for each stock option was multiplied by the total number of stock options granted to each of the executive officers listed above to determine the total grant date present value of such stock options granted to each such executive officer, respectively.

         The following table sets forth information with respect to all options exercised in fiscal 1993 and the year-end value of unexercised options held by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                          Number of
                                                                         Securities             Value of
                                                                         Underlying           Unexercised
                                                                         Unexercised          In-the-Money
                                                                        Options/SARs          Options/SARs
                                                                          at Fiscal            at Fiscal
                                                                          Year-End              Year-End
                                                                          --------              --------
           Name              Shares Acquired           Value            Exercisable/          Exercisable/
           ----                on Exercise           Received           Unexercisable        Unexercisable
                                   (#)                  ($)                  (#)                  ($)
                             ---------------         --------           -------------        -------------
 David I. Fuente . . . .          9,000              263,625               230,591            4,994,014
                                                                           346,180            5,681,298

 Mark D. Begelman  . . .            -0-                  -0-               380,717            9,409,260
                                                                           405,480            8,345,007

 Samuel T. Gentles, Jr.             -0-                  -0-               116,394            2,916,678
                                                                           119,570            1,884,125

 Gary D. Foss  . . . . .            -0-                  -0-               108,300            3,006,918
                                                                           105,786            1,851,028

 Richard M. Bennington .            -0-                  -0-                82,502            2,038,468
                                                                           100,000            1,666,409

STOCK OPTION AND STOCK APPRECIATION PLAN

         The Company's Stock Option and Stock Appreciation Plan (the "Plan") was originally adopted by the Board in February 1989, and was amended in 1992 and 1993. In February 1994, the Board approved an amendment to the Plan (as so amended, the "1994 Plan"), and directed the amendment to be submitted to the Company's stockholders for approval at the 1994 Annual Meeting of Stockholders. The amendment increases the number of shares of Common Stock authorized under the 1994 Plan by 2,500,000 shares. The Board approved the amendment after evaluating the Company's existing compensation programs and the Company's long-range goals and expansion plans. The Board concluded that the amendment was necessary for the Company to continue to attract, motivate and retain qualified employees.

COMPENSATION COMMITTEe INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board is comprised of two directors, currently Messrs. Hedrick and Wurtzel. Neither of such directors is or was an officer of the Company or any of its subsidiaries, no executive officer of the Company (other than Mr. Fuente, who serves on the compensation committee of National Vision Associates Ltd.) serves or served on the compensation committee of another entity, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the compensation committee of the Company.

                           OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of May 9, 1994 by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group. Beneficial ownership of less than one percent is indicated by an asterisk. Except as otherwise indicated below, each of the entities named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity as set forth opposite such entity's name. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                              Number of Shares
      Name of Individual or Group            Beneficially Owned       Percent of Class Outstanding
      ---------------------------            ------------------       ----------------------------
The Equitable Companies                            4,824,475                      5.01%
  Incorporated(1)
  787 Seventh Avenue
  New York, New York  10019

Fourcar B.V.(2)                                   15,128,400                     15.70%
  Coolsingel 139
  3012 AG Rotterdam
  The Netherlands

Mark D. Begelman(3)                                  665,379                         *

Richard M. Bennington(4)                              82,799                         *

Denis Defforey(2)                                 15,167,834                     15.74%

Gary D. Foss(5)                                      200,940                         *

David I. Fuente(6)                                   480,962                         *

Samuel T. Gentles, Jr.(7)                            199,297                         *

W. Scott Hedrick(8)                                   29,532                         *

John B. Mumford(9)                                    50,418                         *

Michael J. Myers(10)                                  18,749                         *

Peter J. Solomon(11)                                  60,434                         *

Alan L. Wurtzel(12)                                   24,749                         *

All Executive Officers and Directors as           17,351,353                     18.00%
a Group (14 persons)(13)

________________________

(1) Based solely upon a Schedule 13G dated February 9, 1994, certain subsidiaries of The Equitable Companies Incorporated (i) may be deemedto have sole power to vote or to direct the vote of shares as follows: the Equitable Life Assurance Society of the United States ("Equitable"), 716,290 shares; Alliance Capital Management, L.P. ("Alliance"), 3,204,082 shares; and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), 14,651 shares; (ii) may be deemed to have shared power to vote or to direct the vote of shares as follows:
         Alliance, 17,800 shares; and Wood, Struthers & Winthrop Management Corporation ("WS&W"), 452 shares; and (iii) may be deemed to have sole power to dispose or to direct the disposition of shares as follows: Equitable, 716,290 shares; Alliance, 3,808,082 shares; DLJ, 14,651 shares; and WS&W, 452 shares. In addition, based solely upon the Schedule 13G described above, Equity and Law PLC, a company affiliated with The Equitable Companies Incorporated, may be deemed to have sole power to vote or to direct the vote of 285,000 shares and may be deemed to have sole power to dispose or to direct the disposition of 285,000 shares.
(2) Includes options to purchase 39,434 shares issued to Mr. Defforey as a director of the Company. Mr. Defforey, a director of the Company and a member of the supervisory board ("Conseil de Surveiliance") of Carrefour, which indirectly owns all of the outstanding capital stock of Fourcar B.V. ("Fourcar"), may be deemed to share voting and dispositive power as to 15,128,400 shares held of record by Fourcar. Mr. Defforey disclaims beneficial ownership of shares held by Fourcar.
(3) Includes options to purchase 380,717 shares issued to Mr. Begelman pursuant to the Company's employee stock option plan, 15,000 shares held of record by Mark Zwerner and Joel Koeppel Trustees, Mark D. Begelman Irrevocable Trust f/b/o Matthew Bryan Begelman and 15,000 shares held of record by Mark Zwerner and Joel Koeppel Trustees, Mark
         D. Begelman Irrevocable Trust f/b/o Loren Andrea Begelman.
(4) Includes options to purchase 82,502 shares issued to Mr. Bennington pursuant to the Company's employee stock option plan.
(5) Includes options to purchase 106,060 shares issued to Mr. Foss pursuant to the Company's employee stock option plan.
(6) Includes options to purchase 230,591 shares issued to Mr. Fuente pursuant to the Company's employee stock option plan and 37,720 shares held of record by his children, Alan D. Fuente and Steven M. Fuente. Mr. Fuente disclaims beneficial ownership of the shares held by his children.
(7) Includes options to purchase 116,394 shares issued to Mr. Gentles pursuant to the Company's employee stock option plan.
(8) Includes options to purchase 7,851 shares issued to Mr. Hedrick as a director of the Company.
(9) Includes options to purchase 7,851 shares issued to Mr. Mumford as a director of the Company and 38,028 shares held of record by the John Brese Mumford and Christine Joyce Mumford Family Trust dated October 13, 1983.
(10) Includes options to purchase 18,749 shares issued to Mr. Myers as a director of the Company.
(11) Includes options to purchase 39,434 shares granted to Mr. Solomon as a director of the Company.
(12) Includes options to purchase 18,749 shares issued to Mr. Wurtzel as a director of the Company.
(13)     Includes options to purchase 1,182,118 shares.

                          DESCRIPTION OF COMMON STOCK

         The Company's authorized capital stock consists of (i) 200,000,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock.

COMMON STOCK

         At May 6, 1994, there were 96,375,855 shares of Common Stock outstanding held by approximately 3,370 holders of record. At such date, approximately 1,823,308 shares were reserved for issuance upon the exercise of outstanding stock options.

         The holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights in the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive, subscription, redemption or conservation rights. The outstanding shares are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to any series of Preferred Stock that the Company may issue in the future.

   The transfer agent for the Common Stock is Mellon Bank, N.A., Pittsburgh, Pennsylvania.

REGISTRATION RIGHTS

         Pursuant to a Stock Purchase Agreement, dated June 21, 1989, between the Company and Carrefour (the "Carrefour Stock Purchase Agreement"), the Company has granted Carrefour and its subsidiaries registrations rights covering 9,690,000 shares of Common Stock held by Carrefour and its subsidiaries (the "Carrefour Stock"). Under the Carrefour Stock Purchase Agreement, the Company can be required to file one registration statement on Form S-1 and three registration statements on Forms S-2 or S-3 covering the Carrefour Stock having a public offering price of at least $8,000,000 (or such lesser amount as shall constitute 100% of the Carrefour Stock). The Company has agreed to pay all registration expenses in connection therewith. These registration rights may be exercised at any time, and such registration rights terminate when all of the Carrefour Stock can be sold within a three-month period pursuant to Rule 144 under the 1933 Act. Subject to certain limitations, whenever the Company proposes to register Common Stock under the 1933 Act, the Company may be required to include all or any portion of the Carrefour Stock in such registration at the Company's expense until such time as all of the Carrefour Stock can be sold within a three month period pursuant to Rule 144 under the 1933 Act. See "Certain Transactions."

         The Company is a party to registration agreement, dated July 24, 1987, pursuant to which it granted the initial purchasers of shares convertible preferred stock of the Company, which were converted into Common Stock in June 1988 (the "Registrable Securities"), and their assignees certain rights with respect to the registration under the 1933 Act. Under this agreement, the holders of at least a majority of the Registrable Securities may require the Company, subject to certain limitations, to file two registrations statements on Form S-1 covering all or any part of their Registrable Securities, and the holder of at least one-third of the Registrable Securities can require the Company, subject to certain limitations, to file five registration statements on Forms S-2 and S-3 covering all or any part of their Registrable Securities. The Company has agreed to pay all registration expenses in connection therewith. Under certain other circumstances, the holders of the Registrable Securities will be entitled to request one additional registration under the 1933 Act at their own expense. Subject to certain limitations, whenever the Company proposes to register its securities under the 1933 Act, the holders of Registrable Securities may require the Company to include all or any portion of their Registrable Securities in such registrations at the Company's expense. The Registrable Securities, other than those held by affiliates of the Company, are currently eligible for resale pursuant to Rule 144(k) under the 1933 Act.

         The Company has separately granted to the holders of restricted shares of Common Stock that were issued in 1986, the right, subject to certain limitations, to require the Company to include at the Company's expense all or any portion of such Common Stock in certain registrations of the Company's securities under the Securities Act. All of these restricted shares are currently eligible for resale pursuant to Rule 144(k) under the 1933 Act.

                     COMMON STOCK PRICE RANGE AND DIVIDENDS

         The Common Stock of the Company is listed on the NYSE under the symbol "ODP." The following table sets forth, as quoted on the NYSE Composite Tape, as adjusted to reflect a two-for-one stock split effective May 26, 1992 and a three-for-two stock split effective May 24, 1993, the high and low sale prices of the Common Stock. These prices do not include retail mark-ups, mark-downs or commissions.

                                                                                    High          Low
                                                                                    ----          ---

          1992:
            First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . .     $19           $15 1/4

            Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . .      17 3/64       12 1/2

            Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . .      20 43/64      15 59/64

            Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . .      23 1/4        16 27/64

          1993:
            First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . .     $25 11/64     $17 53/64

            Second Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . .      27 3/4        20 43/64

            Third Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . .      33 7/8        25 3/8

            Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . .      35 7/8        31 5/8

          1994:
            First Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . .     $39 3/4       $33

            Second Quarter (through May 9, 1994)  . . . . . . . . . . . . . . .      37 1/8        31 3/8

         On May 9, 1994, the last sale price of the Common Stock as reported on the NYSE was $34 3/8 per share. As of May 6, 1994, there were 3,370 holders of record of Common Stock.

         The Company has never declared or paid cash dividends on its Common Stock and does not currently intend to pay cash dividends in the foreseeable future. Earnings and other cash resources of the Company will be used to continue the expansion of the Company's business. In addition, under the terms of the Credit Facility, the Company may only pay cash dividends in an amount not to exceed 25% of net earnings.

                              CERTAIN TRANSACTIONS

         On April 24, 1991, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Carrefour, pursuant to which the Company agreed to sell to Carrefour 4,290,000 newly issued shares of Common Stock at a price of $9.33 per share (the "Carrefour Transaction"). These shares are currently held by Fourcar, an indirect wholly-owned subsidiary of Carrefour. The Carrefour Transaction was consummated on June 7, 1991 and resulted in proceeds to the Company of $40,040,000. Under the terms of the Stock Purchase Agreement, among other provisions, Carrefour and its affiliates may not, prior to July 1, 1994, without the consent of the Board and subject to certain conditions, (i) increase their percentage ownership of the Company's voting securities above the greater of (A) 25% or (B) 1% more than the percentage ownership of any other stockholder or stockholder group of the Company, (ii) sell such shares without first offering such shares to the Company pursuant to a right of first refusal, or (iii) form or encourage the formation of a group to acquire control of the Company. In the event of any subsequent issuances of the Company's securities prior to July 1, 1994, Carrefour has been granted the preemptive right to purchase additional securities of the Company in order to retain its percentage ownership in the Company. In connection with the Carrefour Transaction, the Company has also granted Carrefour certain registration rights with respect to Common Stock held by it until such time as Carrefour can sell within a three-month period pursuant to Rule 144 under the 1933 Act all of the Common Stock then held by it. The Company has also agreed to nominate, and to use reasonable efforts to elect, a representative of Carrefour to the Board so long as Carrefour and its affiliates hold at least 10% of the Company's outstanding voting securities. See "Description of Common Stock--Registration Rights." Mr. Defforey was nominated to the Board in accordance with this agreement. In addition, Carrefour has agreed not to compete with the Company in the retail office products supply business in a large volume, warehouse or discount store format in North America until the later of July 1, 1994 or one year after a representative of Carrefour no longer serves on the Board.

                                 LEGAL MATTERS

         Certain legal matters regarding the issuance of the Common Stock, under laws other than federal or state securities laws, have been passed upon for the Company by Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois.

                                    EXPERTS

         The financial statements and related financial statement schedules of the Company as of December 25, 1993 and December 26, 1992 and for each of the 52 week periods ended December 25, 1993, December 26, 1992 and December 28, 1991 included in this Prospectus and elsewhere in the Registration Statement have been audited by Deloitte & Touche, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Eastman Office Products Corporation and Subsidiaries as of June 30, 1993 and 1992 and for the seven-month period ended June 30, 1993, the five-month period ended November 30, 1992 and the year ended June 30, 1992 included in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS



OFFICE DEPOT, INC.                                                                                                 Page
                                                                                                                   ----
I.      Unaudited Interim Information

Consolidated Statement of Earnings for the 13 Weeks Ended
  March 26, 1994 and March 27, 1993 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
Consolidated Balance Sheet as of March 26, 1994 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2
Consolidated Statements of Cash Flows for the 13 Weeks Ended
  March 26, 1994 and March 27, 1993 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3
Notes to Consolidated Financial Statements (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

II.      Audited Financial Statements

Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5
Consolidated Statements of Earnings for the 52 Weeks ended
  December 25, 1993, December 26, 1992 and December 28, 1991  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6
Consolidated Balance Sheets as of December 25, 1993 and December 26, 1992 . . . . . . . . . . . . . . . . . . . .  F-7
Consolidated Statements of Stockholders' Equity for the period from December 30, 1990 to December 25, 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-8
Consolidated Statements of Cash Flows for the 52 Weeks ended
  December 25, 1993, December 26, 1992 and December 28, 1991  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-10


EASTMAN OFFICE PRODUCTS CORPORATION

Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  FA-1
Consolidated Balance Sheets -- As of June 30, 1993 and 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . .  FA-2
Consolidated Statements of Operations -- For the seven-month period ended
  June 30, 1993, the five-month period ended November 30, 1992 and the year ended June 30, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  FA-4
Consolidated Statements of Stockholders' Equity -- For the seven-month period ended
  June 30, 1993, the five-month period ended November 30, 1992 and the year ended June 30, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  FA-6
Consolidated Statements of Cash Flows -- For the seven-month period ended
  June 30, 1993, the five-month period ended November 30, 1992 and the year ended June 30, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  FA-7
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . FA-10

                      Office Depot, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                                          13 Weeks               13 Weeks
                                                                            Ended                  Ended
                                                                          March 26,              March 27,
                                                                            1994                   1993
                                                                          --------               --------
 Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $994,845               $582,115
 Cost of goods sold and occupancy costs  . . . . . . . . . . . .          $762,725               $448,483
                                                                          --------               --------
   Gross profit  . . . . . . . . . . . . . . . . . . . . . . . .           232,120                133,632

 Store and warehouse operating and selling expenses  . . . . . .           159,261                 92,544
 Pre-opening expenses  . . . . . . . . . . . . . . . . . . . . .             1,259                  1,605
 General and administrative expenses . . . . . . . . . . . . . .            27,611                 15,610
 Amortization of goodwill  . . . . . . . . . . . . . . . . . . .          $  1,269               $     15
                                                                          --------               --------
                                                                          $189,400               $109,774
                                                                          --------               --------
   Operating profit  . . . . . . . . . . . . . . . . . . . . . .            42,720                 23,858
 Interest expense (income), net  . . . . . . . . . . . . . . . .          $  3,242               $    681
                                                                          --------               --------

   Earnings before income taxes  . . . . . . . . . . . . . . . .            39,478                 23,177
 Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . .          $ 16,556               $  9,039
                                                                          --------               --------
   Net earnings  . . . . . . . . . . . . . . . . . . . . . . . .          $ 22,922               $ 14,138
                                                                          ========               ========

 Net earnings per common and common equivalent share . . . . . .          $    .23               $    .15
                                                                          ========               ========

 Average common and common equivalent shares . . . . . . . . . .          $ 99,343               $ 92,831
                                                                          ========               ========

        The accompanying notes are an integral part of these statements.

                      Office Depot, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
               (In thousands, except share and per share amounts)
                                  (Unaudited)

                                                                                             March 26,
                                                                                               1994
                                                                                            ---------
   ASSETS
 Current Assets
   Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . . . . . .           $   98,875
   Receivables, net of allowances  . . . . . . . . . . . . . . . . . . . . . . .              174,732
   Merchandise inventories   . . . . . . . . . . . . . . . . . . . . . . . . . .              705,400
   Deferred income taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . .               26,185
   Prepaid expenses and refundable income taxes  . . . . . . . . . . . . . . . .                6,534
                                                                                           ----------
     Total current assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,011,726
 Property and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              384,645
   Less accumulated depreciation & amortization  . . . . . . . . . . . . . . . .               89,893
                                                                                           ----------
                                                                                              294,752
 Goodwill, net of amortization . . . . . . . . . . . . . . . . . . . . . . . . .              199,155
 Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               24,604
                                                                                           ----------
                                                                                           $1,530,237
                                                                                           ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
   Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $  414,596
   Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              120,098
   Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               20,728
   Current maturities of long-term debt  . . . . . . . . . . . . . . . . . . . .                2,922
                                                                                           ----------
     Total current liabilities   . . . . . . . . . . . . . . . . . . . . . . . .              558,344
 Long-Term Debt, less current maturities . . . . . . . . . . . . . . . . . . . .               15,566
 Deferred Taxes and Other Credits  . . . . . . . . . . . . . . . . . . . . . . .                6,114
 Zero Coupon, Convertible, Subordinated Notes  . . . . . . . . . . . . . . . . .              354,177
 Common Stockholders' Equity
   Common Stock--authorized 200,000,000 shares of $.01 par value; issued
     97,558,621  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  976
   Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . .              433,142
   Foreign currency translation adjustment   . . . . . . . . . . . . . . . . . .                  557
   Retained earnings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              163,111
   Less:  1,442,298 shares of treasury stock   . . . . . . . . . . . . . . . . .               (1,750)
                                                                                           ----------
                                                                                              596,036
                                                                                           ----------
                                                                                           $1,530,237
                                                                                           ==========

        The accompanying notes are an integral part of these statements.

                      Office Depot, Inc. and Subsidiaries
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               Increase (Decrease) in Cash and Cash Equivalents
                                (In thousands)
                                  (Unaudited)

                                                                        13 Weeks               13 Weeks
                                                                         Ended                  Ended
                                                                        March 26,              March 27,
                                                                          1994                   1993
                                                                        --------              ---------
 Cash flows from operating activities
   Cash received from customers  . . . . . . . . . . . . . . . .       $ 996,188              $ 589,420
   Cash paid for inventory   . . . . . . . . . . . . . . . . . .        (797,149)              (397,234)
   Cash paid for store and warehouse operating, selling and
     general administrative expenses   . . . . . . . . . . . . .        (189,818)              (122,680)
   Interest received   . . . . . . . . . . . . . . . . . . . . .           1,261                  1,427
   Interest paid   . . . . . . . . . . . . . . . . . . . . . . .            (624)                  (224)
   Taxes paid  . . . . . . . . . . . . . . . . . . . . . . . . .         (10,902)                  (122)
                                                                       ---------              ---------
     Net cash provided (used) by operating activities  . . . . .          (1,044)                70,587
                                                                       ---------              ---------
 Cash flows from investing activities
   Capital expenditures - net  . . . . . . . . . . . . . . . . .         (41,619)               (17,290)
   Cash acquired   . . . . . . . . . . . . . . . . . . . . . . .           1,721                     --
                                                                       ---------              ---------
     Net cash used in investing activities   . . . . . . . . . .         (39,898)               (17,290)
                                                                       ---------              ---------
 Cash flows from financing activities
   Proceeds from exercise of stock options   . . . . . . . . . .           3,665                  2,423
   Foreign currency translation adjustment   . . . . . . . . . .             174                    (48)
   Proceeds from long- and short-term borrowing  . . . . . . . .              56                     --
   Payments on long- and short-term debt   . . . . . . . . . . .          (2,576)                  (606)
                                                                       ---------              ---------
     Net cash provided by financing activities   . . . . . . . .           1,319                  1,769
                                                                       ---------              ---------
     Net increase (decrease) in cash and cash equivalents  . . .         (39,623)                55,066
 Cash and equivalents at beginning of period . . . . . . . . . .         138,498                130,192
                                                                       ---------              ---------
 Cash and cash equivalents at end of period  . . . . . . . . . .       $  98,875              $ 185,258
                                                                       =========              =========
 Reconciliation of net earnings to net cash provided (used) by operating activities
     Net earnings  . . . . . . . . . . . . . . . . . . . . . . .       $  22,922              $  14,138
     Adjustments to reconcile net earnings to net cash provided
       (used) by operating activities
       Depreciation and amortization   . . . . . . . . . . . . .          10,829                  6,024
       Changes in assets and liabilities   . . . . . . . . . . .
         Decrease in accounts receivable   . . . . . . . . . . .           2,276                 20,906
         Decrease (increase) in inventory  . . . . . . . . . . .         (55,614)                54,645
         Decrease (increase) in prepaid expenses and other
         assets  . . . . . . . . . . . . . . . . . . . . . . . .          (1,423)                 3,362
         Increase (decrease) in accounts payable and other
         liabilities   . . . . . . . . . . . . . . . . . . . . .          19,966                (28,488)
                                                                       ---------              ---------

   Total adjustments   . . . . . . . . . . . . . . . . . . . . .         (23,966)                56,449
                                                                       ---------              ---------
 Net cash provided (used) by operating activities  . . . . . . .       $  (1,044)             $  70,587
                                                                       =========              =========

        The accompanying notes are an integral part of these statements.

                      Office Depot, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. The interim financial statements as of March 26, 1994 and for the 13 week periods ended March 26, 1994 and March 27, 1993 are unaudited; however, such interim statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The interim financial statements should be read in conjunction with the audited financial statements for the year ended December 25, 1993.

2. Average common and common equivalent shares utilized in computing first quarter earnings per share include approximately 3,423,000 and 3,191,000 shares in 1994 and 1993, respectively, as a result of applying the treasury stock method to outstanding stock options.

3. In February 1994, the Company completed the acquisitions L.E. Muran Co., Inc. ("Muran"), a Boston-based contract stationer, and Yorkship Press, Inc. ("Yorkship"), a contract stationer servicing Philadelphia and southern New Jersey. The Company issued 1,557,164 shares of common stock in connection with these acquisitions. These acquisitions were accounted for on a "pooling of interests" basis. Results of operations for the 13 weeks ended March 26, 1994 include the results of operations of Muran and Yorkship since December 26, 1993. Results of operations and financial position as of and prior to December 25, 1993 have not been adjusted due to immateriality. An adjustment to increase retained earnings as of December 26, 1993 in the amount of $12,414,000 has been made.

4. The Consolidated Statements of Cash Flows for the 13 weeks ended March 26, 1994 and March 27, 1993 do not include noncash financing transactions of $2,096,000 and $2,119,000, respectively, relating to additional paid-in capital associated with tax benefits of stock options exercised. In addition, the Consolidated Statements of Cash Flows for the 13 weeks ended March 26, 1994 and March 27, 1993 do not include noncash financing transactions of $3,879,000 and $1,884,000, respectively, associated with accreted interest on convertible, subordinated notes.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Office Depot, Inc.


         We have audited the consolidated balance sheets of Office Depot, Inc. and Subsidiaries as of December 25, 1993 and December 26, 1992, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 25, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Office Depot, Inc. and Subsidiaries as of December 25, 1993 and December 26, 1992 and the results of their operations and their cash flows for each of the three years in the period ended December 25, 1993 in conformity with generally accepted accounting principles.




/s/ Deloitte & Touche
- ---------------------
DELOITTE & TOUCHE
Certified Public Accountants
Fort Lauderdale, Florida
February 8, 1994

                      Office Depot, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF EARNINGS
                    (In thousands, except per share amounts)

                                                            52 Weeks           52 Weeks            52 Weeks
                                                             Ended              Ended               Ended
                                                          December 25,       December 26,        December 28,
                                                             1993               1992                1991
                                                           ----------         ----------         ----------

Sales . . . . . . . . . . . . . . . . . . . . . . . .      $2,579,494         $1,732,965         $1,300,847
Cost of goods sold and occupancy cost . . . . . . . .       1,980,429          1,334,305          1,001,484
                                                           ----------         ----------         ----------
         Gross profit . . . . . . . . . . . . . . . .         599,065            398,660            299,363

Store and warehouse
         operating and selling expenses . . . . . . .         399,966            275,016            214,525
Pre-opening expenses  . . . . . . . . . . . . . . . .           9,073              7,453              7,774
General and administrative expenses . . . . . . . . .          75,851             53,933             39,007
Amortization of goodwill  . . . . . . . . . . . . . .           1,613                 49                 --
                                                           ----------         ----------         ----------
                                                              486,503            336,451            261,306
                                                           ----------         ----------         ----------
         Operating profit . . . . . . . . . . . . . .         112,562             62,209             38,057

Other income (expense)
         Interest income  . . . . . . . . . . . . . .           4,556              1,303                151
         Interest expense . . . . . . . . . . . . . .         (10,598)            (1,459)            (2,386)
         Merger costs . . . . . . . . . . . . . . . .              --                 --             (8,950)
                                                           ----------         ----------         ----------
Earnings before income taxes and
         extraordinary credit . . . . . . . . . . . .         106,520             62,053             26,872
Income taxes  . . . . . . . . . . . . . . . . . . . .          43,103             24,261             12,495
                                                           ----------         ----------         ----------
         Earnings before extraordinary credit . . . .          63,417             37,792             14,377
Extraordinary credit  . . . . . . . . . . . . . . . .              --              1,396                614
                                                           ----------         ----------         ----------
Net earnings  . . . . . . . . . . . . . . . . . . . .      $   63,417         $   39,188         $   14,991
                                                           ==========         ==========         ==========

Earnings per common and
         common equivalent share
         Earnings before extraordinary credit . . . .      $      .67         $      .41         $      .18
         Extraordinary credit . . . . . . . . . . . .              --                .02                .01
                                                           ----------         ----------         ----------
         Net earnings . . . . . . . . . . . . . . . .      $      .67         $      .43         $      .19
                                                           ==========         ==========         ==========

        The accompanying notes are an integral part of these statements.

                      Office Depot, Inc. and Subsidiaries
                          CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                                                December 25,     December 26,
                                                                                   1993             1992
                                                                                ---------        ---------
                                   ASSETS
Current Assets:
         Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . .     $  138,498       $  130,192
         Receivables, net of allowances of $2,791 in 1993 and
                 $389 in 1992 . . . . . . . . . . . . . . . . . . . . . . .        165,182           62,012
         Merchandise inventories  . . . . . . . . . . . . . . . . . . . . .        643,773          456,252
         Deferred income taxes  . . . . . . . . . . . . . . . . . . . . . .         25,931            9,059
         Prepaid expenses and refundable income taxes . . . . . . . . . . .          4,778            6,497
                                                                                ----------       ----------
         Total current assets . . . . . . . . . . . . . . . . . . . . . . .        978,162          664,012
Property and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . .        339,825          219,939
         Less accumulated depreciation and amortization . . . . . . . . . .         77,681           51,471
                                                                                ----------       ----------
                                                                                   262,144          168,468
Goodwill, net of amortization . . . . . . . . . . . . . . . . . . . . . . .        200,462            2,224
Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         23,131           13,669
                                                                                ----------       ----------
                                                                                $1,463,899       $  848,373
                                                                                ==========       ==========


                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . .     $  393,185       $  237,385
         Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . .        128,129           66,227
         Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .         12,786               --
         Current maturities of long-term debt . . . . . . . . . . . . . . .          3,105            2,948
                                                                                ----------       ----------
                 Total current liabilities  . . . . . . . . . . . . . . . .        537,205          306,560
Long-Term Debt, less current maturities . . . . . . . . . . . . . . . . . .         16,229            3,486
Deferred Taxes and Other Credits  . . . . . . . . . . . . . . . . . . . . .          5,478            4,800
Zero Coupon, Convertible, Subordinated Notes  . . . . . . . . . . . . . . .        350,298          151,080
Commitments and Contingencies . . . . . . . . . . . . . . . . . . . . . . .             --               --
Common Stockholders' Equity
         Common stock--authorized 200,000,000 shares of $.01 par value;
                 issued 95,609,233 in 1993 and 90,925,224 in 1992 . . . . .            956              909
         Additional paid-in capital . . . . . . . . . . . . . . . . . . . .        427,326          318,833
         Foreign currency translation adjustment  . . . . . . . . . . . . .            383               98
         Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . .        127,774           64,357
         Less:  1,442,298 shares of treasury stock, at cost . . . . . . . .         (1,750)          (1,750)
                                                                                ----------       ----------
                                                                                   554,689          382,447
                                                                                ----------       ----------
                                                                                $1,463,899       $  848,373
                                                                                ==========       ==========


        The accompanying notes are an integral part of these statements.

                      Office Depot, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               PERIOD FROM DECEMBER 30, 1990 TO DECEMBER 25, 1993
                      (In thousands, except share amounts)


                                                                            Foreign
                                      Common      Common     Additional     Currency
                                      Stock       Stock       Paid-in     Translation    Retained   Treasury
                                      Shares      Amount      Capital     Adjustment     Earnings    Stock
                                      ------      ------    -----------   -----------    --------   ---------

Balance at December 30, 1990  . . . 73,742,931       $738     $134,896         $ --     $ 10,178     $(1,750)
Sales of common stock, net of
         related costs  . . . . . . 11,190,000        112      132,314           --           --          --
Exercise of stock options
         (including tax benefits) .  2,129,094         21       13,359           --           --          --
Sale of stock under employee
         purchase plan  . . . . . .     26,376         --          225           --           --          --
401k plan matching contributions  .     38,787         --          359           --           --          --
Net earnings for the period . . . .         --         --           --           --       14,991          --
                                    ----------       ----     --------         ----     --------     -------
Balance at December 28, 1991  . . . 87,127,188        871      281,153           --       25,169      (1,750)
Exercise of stock options
         (including tax benefits) .  3,721,320         38       36,532           --           --          --
Sale of stock under employee
         purchase plan  . . . . . .     39,932         --          705           --           --          --
401k plan matching contributions  .     36,784         --          443           --           --          --
Foreign currency translation
         adjustment . . . . . . . .         --         --           --           98           --          --
Net earnings for the period . . . .         --         --           --           --       39,188          --
                                    ----------       ----     --------         ----     --------     -------
Balance at December 26, 1992  . . . 90,925,224        909      318,833           98       64,357      (1,750)
Issuance of common stock
         for acquisitions . . . . .  3,356,934         34       94,664           --           --          --
Exercise of stock options
         (including tax benefits) .  1,227,670         13       11,278           --           --          --
Sale of stock under employee
         purchase plan  . . . . . .     59,659         --        1,604           --           --          --
401k plan matching contributions  .     39,746         --          947           --           --          --
Foreign currency translation
         adjustment . . . . . . . .         --         --           --          285           --          --
Net earnings for the period . . . .         --         --           --           --       63,417          --
                                    ----------       ----     --------         ----     --------     -------
Balance at December 25, 1993  . . . 95,609,233       $956     $427,326         $383     $127,774     $(1,750)
                                    ==========       ====     ========         ====     ========     =======

        The accompanying notes are an integral part of these statements.

                      Office Depot, Inc. and Subsidiaries
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     INCREASE IN CASH AND CASH EQUIVALENTS
                                 (In Thousands)

                                                                 52 Weeks         52 Weeks        52 Weeks
                                                                  Ended            Ended           Ended
                                                               December 25,     December 26,    December 28,
                                                                   1993             1992            1991
                                                              --------------   --------------  --------------
Cash flows from operating activities
  Cash received from customers  . . . . . . . . . . . . . .     $ 2,553,347      $ 1,701,557     $ 1,285,534
  Cash paid for inventories   . . . . . . . . . . . . . . .      (1,925,005)      (1,335,487)     (1,019,799)
  Cash paid for store and warehouse operating, selling and
     general and administrative expenses  . . . . . . . . .        (520,203)        (369,235)       (296,841)
  Interest received   . . . . . . . . . . . . . . . . . . .           4,557            1,303             151
  Interest paid   . . . . . . . . . . . . . . . . . . . . .          (1,845)          (1,459)         (2,386)
  Taxes paid  . . . . . . . . . . . . . . . . . . . . . . .         (28,660)          (8,090)         (8,376)
                                                                -----------      -----------     -----------
     Net cash provided (used) in operating activities . . .          82,191          (11,411)        (41,717)
Cash flows from investing activities
  Capital expenditures - net  . . . . . . . . . . . . . . .        (102,417)         (62,542)        (53,877)
  Purchase of Eastman common stock  . . . . . . . . . . . .         (20,001)              --              --
  Acquisition cash overdraft assumed, net   . . . . . . . .          (4,106)              --              --
                                                                -----------      -----------     -----------
     Net cash used in investing activities  . . . . . . . .        (126,524)         (62,542)        (53,877)
                                                                -----------      -----------     -----------
Cash flows from financing activities
  Proceeds from issuance of common stock  . . . . . . . . .              --               --         132,426
  Proceeds from exercise of stock options   . . . . . . . .          10,308           15,836           7,257
  Foreign currency translation adjustment   . . . . . . . .             285               98              --
  Proceeds from long- and short-term borrowing  . . . . . .         190,464          151,147           1,989
  Payments on long- and short-term debt   . . . . . . . . .        (148,418)          (3,101)        (16,452)
                                                                -----------      -----------     -----------
     Net cash provided by financing activities  . . . . . .          52,639          163,980         125,220
                                                                -----------      -----------     -----------
     Net increase in cash and cash equivalent . . . . . . .           8,306           90,027          29,626
Cash and cash equivalents at beginning of period  . . . . .         130,192           40,165          10,539
                                                                -----------      -----------     -----------
Cash and cash equivalents at end of period  . . . . . . . .     $   138,498      $   130,192     $    40,165
                                                                ===========      ===========     ===========
Reconciliation of net earnings to net cash provided (used)
  in operating activities
       Net earnings . . . . . . . . . . . . . . . . . . . .     $    63,417      $    39,188     $    14,991
Adjustments to reconcile net earnings to net cash provided
  (used) in operating activities
  Depreciation and amortization   . . . . . . . . . . . . .          30,434           20,792          15,328
Changes in assets and liabilities (net of effect of
acquisitions)
  Increase in receivables   . . . . . . . . . . . . . . . .         (45,006)         (26,075)        (19,440)
  Increase in merchandise inventories   . . . . . . . . . .        (150,234)        (118,379)       (107,079)
  Increase in prepaid expenses, deferred income taxes and
     other assets . . . . . . . . . . . . . . . . . . . . .         (15,862)         (16,348)         (7,288)
  Increase in accounts payable, accrued expenses and
     deferred credit  . . . . . . . . . . . . . . . . . . .         199,442           89,411          61,771
                                                                -----------      -----------     -----------
     Total adjustments  . . . . . . . . . . . . . . . . . .          18,774          (50,599)        (56,708)
                                                                -----------      -----------     -----------
     Net cash provided (used) in operating activities . . .     $    82,191      $   (11,411)    $   (41,717)
                                                                ===========      ===========     ===========



        The accompanying notes are an integral part of these statements.

                      Office Depot, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Office Depot, Inc. and subsidiaries (the "Company") operates a chain of high-volume office supply stores and contract stationer/delivery warehouses throughout the country. The Company was incorporated in March 1986 and opened its first store in October 1986.

Basis of Presentation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

         All common stock share and per share amounts for all periods presented have been adjusted for a three-for-two stock split in June 1993 and a two-for-one stock split in May 1992 effected in the form of stock dividends.

         Certain reclassifications were made to prior year statements to conform to 1993 presentations.

Cash and Cash Equivalents

         The Company considers any highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Receivables

         Receivables are comprised of trade receivables not financed through outside programs as well as amounts due from vendors under rebate and cooperative advertising programs.

Merchandise Inventories

         Inventories are stated at the lower of weighted average cost or market value.

Income Taxes

         The Company currently provides for Federal and state income taxes currently payable as well as for those deferred because of temporary differences between reporting assets and liabilities for tax purposes and for financial statement purposes using the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this standard, deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. In prior years, the Company had provided for income taxes using the provisions of APB No. 11.

Property and Equipment

         Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight line basis. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the improvements.

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Goodwill

         Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible assets of businesses acquired. Goodwill is amortized on a straight-line basis over 40 years. Accumulated amortization of goodwill was $1,657,000 and $49,000 as of December 25, 1993 and December 26, 1992, respectively.

Pre-opening Expenses

         Pre-opening expenses related to new store openings are expensed as incurred.

Acquisition of The Office Club, Inc.

         On April 10, 1991, the Company completed its acquisition of The Office Club, Inc. ("Club"). The merger with Club was accounted for in 1991 on a "pooling of interests" basis for accounting and financial reporting purposes. Financial statements for periods prior to the merger have been restated to reflect the financial position and results of operations of the combined companies as if they had merged as of the beginning of the earliest period reported. Club became a wholly-owned subsidiary of the Company through the exchange of 25,970,781 shares of the Company's common stock for all of the outstanding stock of Club on a ratio of 1.194 shares of Depot stock for each Club share. References to Office Depot, Inc. and to The Office Club, Inc. before the merger will be referred to as "Depot" and "Club," respectively. Costs of $8,950,000 associated with the merger have been reflected in the results of operations for 1991.

Earnings Per Common and Common Equivalent Share

         Net earnings per common equivalent share is based upon the weighted average number of shares and equivalents outstanding during each period. The weighted average number of common and common equivalent shares outstanding for the years ended December 25, 1993, December 26, 1992 and December 28, 1991 were 94,627,000, 91,709,000 and 80,178,000, respectively. Stock options and warrants are considered common stock equivalents. The zero coupon, convertible, subordinated notes are not common stock equivalents and are anti-dilutive in the fully diluted computation.

Fiscal Year

         The Company is on a 52 or 53 week fiscal year ending on the last Saturday in December.

Postretirement Benefits

         The Company does not currently provide postretirement benefits for its employees.

Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments, both assets and liabilities, recognized and not recognized in the Consolidated Balance Sheet of the Company, for which it is practicable to estimate fair value. The estimated fair values of financial instruments which are presented herein have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of amounts the Company could realize in a current market exchange.

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following methods and assumptions were used to estimate fair value:

         - the carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair value due to their short term nature;

         - discounted cash flows using current interest rates for financial instruments with similar characteristics and maturity were used to determine the fair value of short-term and long-term debt; and

         - market prices were used to determine the fair value of the zero coupon, convertible, subordinated notes.

         There was no significant difference as of December 25, 1993 in the carrying value and fair market value of financial instruments except for the zero coupon, convertible, subordinated notes which had a carrying value of $350,298,000 and a fair value of $419,750,000.


NOTE B -- PROPERTY AND EQUIPMENT

         Property and equipment consists of:

                                                                                          December 25,      December 26,
                                                                                             1993              1992
                                                                                        --------------    --------------
                                                                                                 (in thousands)
           Land and buildings  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 35,402          $ 16,442
           Furniture, fixtures and equipment . . . . . . . . . . . . . . . . . . . .        130,911            82,080
           Automotive equipment  . . . . . . . . . . . . . . . . . . . . . . . . . .         14,668             8,179
           Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . .        142,566           100,339
           Equipment under capital lease . . . . . . . . . . . . . . . . . . . . . .       $ 16,278          $ 12,899
                                                                                           --------          --------
                                                                                            339,825           219,939
           Less accumulated depreciation and amortization  . . . . . . . . . . . . .       $ 77,681          $ 51,471
                                                                                           --------          --------
                                                                                           $262,144          $168,468
                                                                                           ========          ========

         Equipment under capital leases consists of:

                                                                                          December 25,      December 26,
                                                                                              1993              1992
                                                                                         --------------    --------------
                                                                                                 (in thousands)
           Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 16,278          $ 12,899
           Accumulated depreciation  . . . . . . . . . . . . . . . . . . . . . . . .         11,105             8,458
                                                                                           --------          --------
                                                                                           $  5,173          $  4,441
                                                                                           ========          ========


Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE C -- LONG-TERM DEBT

         Long-term debt consists of the following:

                                                                                        December 25,      December 26,
                                                                                            1993              1992
                                                                                       --------------    --------------
                                                                                               (in thousands)
          Capital lease obligations collateralized by certain equipment and fixtures      $  5,496          $  4,258
          13% senior subordinated notes, unsecured and due 2002 . . . . . . . . . .         10,368                --
          Installment notes payable in monthly installments through January 1996,
            collateralized by certain telephone equipment and vehicles  . . . . . .          3,470             2,176
                                                                                          --------          --------
                                                                                            19,334             6,434
          Less current portion  . . . . . . . . . . . . . . . . . . . . . . . . . .          3,105             2,948
                                                                                          --------          --------
                                                                                          $ 16,229          $  3,486
                                                                                          ========          ========

         Maturities of long-term debt are as follows:

                                                                                        December 25,
                                                                                           1993
                                                                                      --------------
                                                                                      (in thousands)
          1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  3,105
          1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,808
          1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            610
          1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            526
          1998 and after  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13,285
                                                                                          --------
                                                                                          $ 19,334
                                                                                          ========


         Future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 25, 1993 are as follows:

                                                                                       December 25,
                                                                                           1993
                                                                                      --------------
                                                                                      (in thousands)
          1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  2,624
          1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,271
          1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            542
          1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            437
          1998 and after  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,927
                                                                                          --------
          Minimum lease payments  . . . . . . . . . . . . . . . . . . . . . . . . .          6,801
          Less: amount representing interest at 9.5% to 15.0% . . . . . . . . . . .          1,305
                                                                                          --------
          Present value of net minimum lease payments . . . . . . . . . . . . . . .          5,496
          Less: current portion . . . . . . . . . . . . . . . . . . . . . . . . . .          2,264
                                                                                          --------
          Noncurrent portion  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  3,232
                                                                                          ========


         The Company has a credit agreement with its principal bank and a syndicate of commercial banks to provide for a working capital line of $200,000,000. The agreement provides that funds borrowed will bear interest, at the Company's option, at either 3/4% over the LIBOR rate or at a base rate linked to the prime rate. The Company must also pay a fee of 1/4% per annum on the available and unused portion of the credit facility. The credit facility expires in September 1996. In addition to the credit facility, the bank has provided a lease facility to the Company under which the bank has agreed to purchase up to $15,000,000 of equipment from the Company and lease such equipment back to the Company. As of December 25, 1993, the Company had no outstanding borrowings under the

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

revolving credit facility and had utilized approximately $7,711,000 of the lease facility. The loan agreement contains covenants relating to various financial statement ratios and provides for a limitation on the payment of cash dividends on common stock, not to exceed 25% of net earnings, without the bank's consent.


NOTE D -- ZERO COUPON, CONVERTIBLE, SUBORDINATED NOTES

         On December 11, 1992, the Company issued $316,250,000 principal amount of Liquid Yield Option(TM) Notes ("LYONs" (TM)) with a price to the public of $150,769,000. The issue price of each such LYON was $476.74 and there will be no periodic payments of interest. The LYONs will mature on December 11, 2007 at $1,000 per LYON representing a yield to maturity of 5% (computed on a semi-annual bond equivalent basis).

         On November 1, 1993, the Company issued $345,000,000 principal amount of LYONs with a price to the public of $190,464,000. The issue price of each such LYON was $552.07 and there will be no periodic payments of interest. These LYONs will mature on November 1, 2008 at $1,000 per LYON, representing a yield to maturity of 4% (computed on a semi-annual bond equivalent basis).

         All LYONs are subordinated to all existing and future senior indebtedness of the Company.

         Each LYON is convertible at the option of the holder at any time on or prior to maturity, unless previously redeemed or otherwise purchased by the Company, into common stock of the Company at a conversion rate of 19.509 shares per 1992 LYON and 14.156 shares per 1993 LYON. The LYONs may be required to be purchased by the Company, at the option of the holder, as of December 11, 1997 and December 11, 2002 for the 1992 LYONs and as of November 1, 2000 for the 1993 LYONs, at the issue price plus accrued original issue discount. The Company, at its option, may elect to pay the purchase price on any particular purchase date in cash or common stock, or any combination thereof.

         In addition, prior to December 11, 1997 for the 1992 LYONs and prior to November 1, 2000 for the 1993 LYONs, the LYONs will be purchased for cash by the Company, at the option of the holder, in the event of a change in control of the Company. Beginning on December 11, 1996 for the 1992 LYONs and on November 1, 2000 for the 1993 LYONs, the LYONs are redeemable for cash at any time at the option of the Company in whole or in part at the issue price plus accrued original issue discount through the date of redemption.


NOTE E -- INCOME TAXES

         Effective December 27, 1992, the Company adopted the provisions of Statement No. 109, "Accounting for Income Taxes." The Company's adoption in 1993 of Statement No. 109 did not result in a material adjustment and was recognized in the results of operations. The Company chose not to restate prior years' results or disclosures as permitted by the Statement.

         Club commenced operations in 1986 and incurred losses through 1989. The resulting net operating loss carryforward was partially utilized in 1991 and fully utilized in 1992.





__________________________________

(TM) Trademark of Merrill Lynch & Co., Inc.

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

         The income tax provision consists of the following:

                                                                  52 Weeks         52 Weeks        52 Weeks
                                                                    Ended           Ended            Ended
                                                                December 25,     December 26,    December 28,
                                                                    1993             1992            1991
                                                               --------------   --------------  --------------
                                                                               (in thousands)
Current
  Federal   . . . . . . . . . . . . . . . . . . . . . . . .       $38,410          $22,887         $12,089
  State   . . . . . . . . . . . . . . . . . . . . . . . . .         9,026            3,386           2,908
Deferred (benefit)  . . . . . . . . . . . . . . . . . . . .        (4,333)          (2,012)         (2,502)
                                                                  -------          -------         -------
Total provision for income taxes  . . . . . . . . . . . . .       $43,103          $24,261         $12,495
                                                                  =======          =======         =======


The tax effected components of deferred income tax accounts as of December 25, 1993 are as follows:

                                                                           Assets           Liabilities
                                                                           ------           -----------
                                                                                  (in thousands)
Interest premium on notes redeemed  . . . . . . . . . . . . . . . . .       $ 7,832
Self-insurance costs  . . . . . . . . . . . . . . . . . . . . . . . .         6,466
Inventory costs capitalized for tax purposes  . . . . . . . . . . . .         3,184
Excess of tax over book depreciation  . . . . . . . . . . . . . . . .            --              $ 3,208
Capitalized leases  . . . . . . . . . . . . . . . . . . . . . . . . .            --                3,160
Other items . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14,231                3,218
                                                                           --------              -------
                                                                           $ 31,713              $ 9,586
                                                                           ========              =======


The components of deferred income tax (benefit) are as follows:

                                                                            52 Weeks              52 Weeks
                                                                             Ended                 Ended
                                                                          December 26,          December 28,
                                                                              1992                  1991
                                                                          ------------          ------------
                                                                                   (in thousands)
Excess of tax over book depreciation  . . . . . . . . . . . . . . .        $     470              $    67
Inventory costs capitalized for tax purposes  . . . . . . . . . . .             (526)                (435)
Vacation pay  . . . . . . . . . . . . . . . . . . . . . . . . . . .             (380)                (305)
Self-insurance costs  . . . . . . . . . . . . . . . . . . . . . . .           (3,032)              (1,941)
Capitalized leases  . . . . . . . . . . . . . . . . . . . . . . . .              720                  368
Deferred book loss benefit recognized . . . . . . . . . . . . . . .              888                  148
Other items, net  . . . . . . . . . . . . . . . . . . . . . . . . .             (152)                 (46)
Pre-opening costs . . . . . . . . . . . . . . . . . . . . . . . . .               --                 (358)
                                                                            --------             ---------
Total deferred benefit  . . . . . . . . . . . . . . . . . . . . . .         $ (2,012)            $ (2,502)
                                                                            ========             ========


Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following schedule is a reconciliation of income taxes at the federal statutory rate to the provision for income taxes:

                                                                52 Weeks         52 Weeks         52 Weeks
                                                                  Ended            Ended            Ended
                                                               December 25,     December 26,     December 28,
                                                                  1993             1992             1991
                                                               ------------     ------------     ------------
                                                                              (in thousands)
 Tax computed at the statutory rate  . . . . . . . . . .        $ 37,282         $ 21,098         $  9,136
 State taxes net of federal benefit  . . . . . . . . . .           5,326            3,330            1,598
 Nondeductible goodwill amortization . . . . . . . . . .             483               --               --
 Nondeductible merger costs  . . . . . . . . . . . . . .              --               --            1,700
 Other items, net  . . . . . . . . . . . . . . . . . . .              12             (167)              61
                                                                --------         --------         --------
 Provision for income taxes  . . . . . . . . . . . . . .        $ 43,103         $ 24,261         $ 12,495
                                                                ========         ========         ========


NOTE F -- COMMITMENTS AND CONTINGENCIES

Leases

         The Company conducts its operations in various leased facilities under leases that are classified as operating leases for financial statement purposes. The leases provide for the Company to pay real estate taxes, common area maintenance, and certain other expenses, including, in some instances, contingent rentals based on sales. Lease terms, excluding renewal option periods exercisable by the Company at escalated rents, expire between 1994 and 2015. In addition to the base lease term, the Company has various renewal option periods. Also, certain equipment used in the Company's operations is leased under operating leases. A schedule of fixed operating lease commitments follows:

                                                                             December 25,
                                                                                 1993
                                                                            --------------
                                                                            (in thousands)
 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $ 93,960
 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               92,987
 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               86,246
 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               80,333
 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               76,658
 Thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . .              318,390
                                                                               --------
                                                                               $748,574
                                                                               ========

         The above amounts include 27 stores leased but not yet opened as of December 25, 1993. The Company is in the process of opening new stores in the ordinary course of business and leases signed subsequent to December 25, 1993 are not included in the above described commitment amount. Rent expense, including equipment rental, was approximately $91,005,000, $71,820,000 and $61,656,000, during 1993, 1992 and 1991, respectively.

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Other

         Certain holders of the Company's common stock have limited demand registration rights. The costs of such registration will generally be borne by the Company.

         The Company is involved in litigation arising in the normal course of its business. In the opinion of management, these matters will not materially affect the financial position or results of operations of the Company.

         As of December 25, 1993, the Company has reserved 11,053,542 shares of unissued common stock for conversion of the subordinated notes (see Note D).


NOTE G -- EMPLOYEE BENEFIT PLANS

Stock Option Plans

         As of December 25, 1993, the Company had reserved 11,367,136 shares of common stock for issuance to officers and key employees under its 1986 and 1987 Incentive Stock Option Plans, its 1988 and 1989 Employees Stock Option Plans, its Directors Stock Option Plan and the Club Incentive Stock Option Plan.
Under these plans, the option price must be equal to or in excess of the market price of the stock on the date of the grant or, in the case of employees who own 10% or more of common stock, the minimum price must be 110% of the market price.

         Options granted to date become exercisable from one to four years after the date of grant, provided that the individual is continuously employed by the Company. All options expire no more than ten years after the date of grant. Options to purchase 2,556,848 shares were exercisable at December 25, 1993. No amounts have been charged to income under the plan.

                                                                           Number of           Option Price
                                                                            Shares               Per Share
                                                                           ---------           ------------
 Outstanding at December 30, 1990  . . . . . . . . . . . . . . . .          5,964,519          $  .03 -  8.75
 Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,217,530          $ 3.14 - 13.09
 Canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            364,611          $ 2.97 - 12.00
 Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,579,224          $  .03 -  8.67
                                                                            ---------
 Outstanding at December 28, 1991  . . . . . . . . . . . . . . . .          7,238,214          $  .03 - 13.09
 Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,705,575          $13.33 - 22.92
 Canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            509,688          $  .63 - 19.42
 Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,609,971          $  .03 - 13.09
                                                                            ---------
 Outstanding at December 26, 1992  . . . . . . . . . . . . . . . .          5,824,130          $  .03 - 22.92
 Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,476,468          $19.83 - 35.75
 Canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            299,752          $ 2.65 - 26.88
 Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,190,352          $  .44 - 22.50
                                                                            ---------
 Outstanding at December 25, 1993  . . . . . . . . . . . . . . . .          5,810,494          $  .03 - 35.75
                                                                            =========


Other Stock Options

         On December 28, 1987, a nonqualified option to purchase 2,099,997 shares of common stock was issued to the Company's chief executive officer. The option with respect to 299,997 shares was exercisable upon issuance,

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

with the balance exercisable one-third each year commencing one year from the date of issue. Options to purchase an aggregate of 224,997 shares were also issued to two of the Company's principal officers.

         The exercise price on the above described nonqualified options is $.63 per share. Options for 299,997 shares were exercised in February 1988. In 1990, options for 149,997 shares were exercised and options for 75,000 shares were canceled. In 1991, options for 600,000 shares were exercised. In 1992, options for the remaining 1,200,000 shares were exercised.

Employee Stock Purchase Plan

         In October 1989, the Board of Directors approved an Employee Stock Purchase Plan which permits eligible employees to purchase common stock from the Company at 90% of its fair market value through regular payroll deductions. The maximum number of shares eligible for purchase under the plan is 750,000.

Retirement Savings Plan

         In February 1990, the Board of Directors approved a Retirement Savings Plan which permits eligible employees to make contributions to the plan on a pretax salary reduction basis in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The Company makes a matching stock contribution of 50% of the employee's pretax contribution up to a maximum of 3% of the employee's compensation in any calendar year. The Office Club plan provided a cash match up to certain limits. The Office Club plan was terminated in early 1993 and all employees were given the opportunity to join the Depot plan.


NOTE H -- CAPITAL STOCK

         In May 1993, the Board of Directors and stockholders approved an amendment to the Company's Certificate of Incorporation, which increased the authorized number of shares of common stock from 100,000,000 to 200,000,000 shares. As of December 25, 1993, there were 1,000,000 shares of $.01 par value preferred stock authorized of which none are issued or outstanding.

Common Stock

         On June 7, 1991, 4,290,000 shares of common stock were sold to a subsidiary of Carrefour, a French hypermarket retailer, at a price of $9.33 per share.

         On December 24, 1991, the Company completed a public offering of 6,900,000 shares of common stock at $14.00 per share.


NOTE I -- ACQUISITIONS

         On May 17, 1993, the Company acquired substantially all of the assets and assumed certain of the liabilities of the office supply business of Wilson Stationery & Printing Company ("Wilson"), a contract stationer based in Houston, Texas. The Company issued 663,881 shares of common stock, representing $15,000,000 at market value at date of issuance, in exchange for the acquired net assets of Wilson. This acquisition was accounted for as a purchase.

         On September 13, 1993, the Company acquired the common stock of Eastman Office Products Corporation ("Eastman"), a contract stationer and office furniture dealer headquartered in California that operates primarily in the western United States. In connection with the acquisition, the Company issued 2,693,053 shares of common stock with

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

a market value of approximately $79,707,000 and paid out $20,001,000 in cash. This acquisition was accounted for as a purchase. The Company has allocated the purchase price to the assets acquired and liabilities assumed based on information obtained to date. The allocation will be finalized when all necessary information regarding the fair values of the assets and liabilities is available. The Company also acquired the outstanding preferred stock of Eastman for $13,158,000. Additionally, the Company offered to purchase for cash pursuant to a tender offer $90,000,000 principal amount of Eastman, Inc.'s 13% Series B Subordinated Notes due 2002 (the "Notes"). Pursuant to the tender offer, in October 1993 the Company purchased $81,750,000 principal amount of the Notes for $103,414,000 in cash.

         The excess of the cost over the fair value of net assets acquired for the above acquisitions is being amortized over 40 years on a straight-line method. The Company's Consolidated Statement of Earnings includes the operating results of acquisitions from the respective dates of the purchases. The following represents the pro forma results of operations assuming the acquisitions of Eastman and Wilson had taken place on December 29, 1991.

                                                                    52 Weeks                  52 Weeks
                                                                      Ended                    Ended
                                                                December 25, 1993        December 26, 1992
                                                                -----------------        -----------------
                                                                 (in thousands, except per share amounts)
                                                                                (unaudited)
 Sales . . . . . . . . . . . . . . . . . . . . . . . . .             $2,828,630               $2,078,504
 Net Earnings Before Extraordinary Credit  . . . . . . .                 62,520                   37,841
 Net Earnings Before Extraordinary Credit Per Share  . .                    .65                      .40


         This pro forma information is not necessarily indicative of the actual results of operations that would have occurred had the acquisitions been made as of December 29, 1991, or of results which may occur in the future.

NOTE J -- SUPPLEMENTAL INFORMATION OF NONCASH INVESTING AND FINANCING
ACTIVITIES

         The Consolidated Statements of Cash Flows for 1993 and 1992 do not include noncash financing transactions of $3,525,000 and $21,882,000, respectively, relating to additional paid in capital associated with tax benefits of stock options exercised and $8,754,000 for 1993 associated with accreted interest on convertible, subordinated notes.

         The Consolidated Statement of Cash Flows for 1993 does not include noncash investing and financing transactions associated with common stock issued for the acquisition of net assets of Wilson and of Eastman. The components of the transactions are as follows:

                                                                                    (in thousands)
 Fair value of assets acquired (including goodwill)  . . . . . . . . . . .             $ 328,603
 Liabilities assumed . . . . . . . . . . . . . . . . . . . . . . . . . . .              (213,895)
                                                                                       ---------
 Net assets acquired . . . . . . . . . . . . . . . . . . . . . . . . . . .               114,708
 Total issuance of common stock  . . . . . . . . . . . . . . . . . . . . .                94,707
                                                                                       ---------
 Cash used to purchase Eastman common stock  . . . . . . . . . . . . . . .             $  20,001
                                                                                       =========

NOTE K -- RECEIVABLES SOLD WITH RECOURSE

         The Company has two private label credit card programs which are managed by financial services companies. All credit card receivables sold to the financial services company under one of these programs were sold on a recourse basis. Proceeds to the Company for such receivables sold with recourse were approximately $185,000,000, $138,000,000 and $123,000,000 in
1993, 1992 and 1991, respectively. The Company's maximum exposure to off-balance sheet credit risk is represented by the outstanding balance of private label credit card receivables with recourse, which totaled

Office Depot, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

approximately $39,900,000 at December 25, 1993. The financial services company periodically estimates the percentage to be withheld from proceeds for receivables sold to achieve the necessary reserve for potential uncollectible amounts. The Company expenses such withheld amounts at the time of sale to the financial services company.

NOTE L -- QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                    First           Second          Third           Fourth
                                                   Quarter         Quarter         Quarter         Quarter
                                                   -------         -------         -------         -------
                                                            (in thousands, except per share data)
 Fiscal Year Ended December 25, 1993
 Net sales . . . . . . . . . . . . . . . . .       $582,115        $527,871        $659,925        $809,583
 Gross profit(a) . . . . . . . . . . . . . .        133,632         122,671         151,478         191,284
                                                   --------        --------        --------        --------
 Net earnings  . . . . . . . . . . . . . . .       $ 14,138        $ 10,861        $ 17,206        $ 21,212
                                                   ========        ========        ========        ========

 Net earnings per common share . . . . . . .       $    .15        $    .12        $    .18        $    .22
                                                   ========        ========        ========        ========

 Fiscal Year Ended December 26, 1992
 Net sales . . . . . . . . . . . . . . . . .       $433,303        $386,832        $434,793        $478,037
 Gross profit(a) . . . . . . . . . . . . . .         99,845          88,758         100,303         109,754
 Earnings before extraordinary item  . . . .          9,351           6,451           9,758          12,232
 Extraordinary item  . . . . . . . . . . . .             --              --              --           1,396
                                                   --------        --------        --------        --------
 Net earnings  . . . . . . . . . . . . . . .       $  9,351        $  6,451        $  9,758        $ 13,628
                                                   ========        ========        ========        ========
Earnings per common share before
         extraordinary item  . . . . . . . .       $    .10        $    .07        $    .11        $    .13
 Extraordinary item  . . . . . . . . . . . .             --              --              --             .02
                                                   --------        --------        --------        --------
 Net earnings per common share . . . . . . .       $    .10        $    .07        $    .11        $    .15
                                                   ========        ========        ========        ========

_______________________________________

(a)      Gross profit is net of occupancy costs.

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Eastman Office Products Corporation
Signal Hill, California


We have audited the accompanying consolidated balance sheets of Eastman Office Products Corporation and subsidiaries (the Company) (formerly Eastman Corporation) as of June 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for the seven-month period ended June 30, 1993, the five-month period ended November 30, 1992 and the year ended June 30, 1992. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Eastman Office Products Corporation and subsidiaries as of June 30, 1993 and 1992, and the results of their operations and their cash flows for the seven-month period ended June 30, 1993, the five-month period ended November 30, 1992 and the year ended June 30, 1992, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche
- ---------------------
DELOITTE & TOUCHE
Certified Public Accountants
Costa Mesa, California
August 27, 1993  (except paragraphs 2 and 3 of Note 14 for which the dates are
                  September 13, 1993 and October 1, 1993, respectively)

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
- ----------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share amounts)

                                                                                                 Predecessor
                                                                                                 -----------
                                                                                   June 30,        June 30,
                                                                                     1993            1992
                                                                                   --------        --------
 ASSETS


 CURRENT ASSETS OF CONTINUING OPERATIONS:

 Accounts receivable, less allowance for doubtful accounts of $1,633 in
    1993 and $1,482 in 1992 (Note 7)                                               $ 43,543       $ 41,963

 Merchandise inventories (Notes 2 and 7)                                             34,058         30,942

 Prepaid expenses and other current assets                                         $  1,736       $  1,474
                                                                                   --------       --------


       Total current assets of continuing operations                                 79,337         74,379


 NET ASSETS RELATED TO DISCONTINUED OPERATIONS (Note 13)                                          $ 56,872
                                                                                   --------       --------


    Total current assets                                                             79,337        131,251


 PROPERTY AND EQUIPMENT, net (Notes 2 and 3)                                         21,967         18,516


 OTHER ASSETS:

 Other assets and intangibles (primarily capitalized financing costs in
    1993) (Note 2)                                                                    8,715          2,057

 Goodwill, net of accumulated amortization of $1,314 (Note 2)                      $ 77,936
                                                                                   --------       --------


       Total other assets                                                          $ 86,651       $  2,057
                                                                                   --------       --------


                                                                                   $187,955       $151,824
                                                                                   ========       ========

See notes to consolidated financial statements.


EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

- ------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share amounts)


                                                                                                 Predecessor
                                                                                                 -----------
                                                                                 June 30,         June 30,
                                                                                   1993             1992
                                                                                 --------         --------
 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
 Cash overdraft                                                                  $  1,010         $  2,694
 Accounts payable and accrued expenses (Note 4)                                    33,151           27,080
 Currently payable and deferred income taxes (Notes 2 and 8)                        1,993            1,944
 Current portion of capital lease obligations (Note 5)                            $   771         $    748
                                                                                  -------         --------

    Total current liabilities                                                      36,925           32,466

 LONG-TERM DEBT:
 Senior subordinated notes (Note 7)                                                90,000
 Revolving line of credit (Note 7)                                                 20,325
 Capital lease obligations, excluding current portion (Note 5)                      2,791            4,025
                                                                                 --------         --------

       Total long-term debt                                                       113,116            4,025

 DEFERRED RENT (Note 5)                                                             2,849            2,847
 DEFERRED TAXES (Notes 2 and 8)                                                     5,230              384
 CUMULATIVE REDEEMABLE PREFERRED STOCK,
    par value $90.40; liquidation value $100; 134,686 shares authorized;
    103,199 shares issued and outstanding (Note 9)                                  9,643
 CUMULATIVE REDEEMABLE PREFERRED STOCK
    DIVIDEND DISTRIBUTABLE                                                            154
 REDEEMABLE WARRANTS (Notes 9 and 10)                                                 949

 COMMITMENTS AND CONTINGENCIES (Notes 5 and 11)

 STOCKHOLDERS' EQUITY (Notes 7 and 10):
 Predecessor preferred stock, stated at $0.001; 10,000,000 shares authorized; none issued and outstanding
 Predecessor common stock, stated at $1; 100,000,000 shares authorized;
    14,687,080 shares issued and outstanding                                                        14,687
 Common stock, stated at $0.001; 3,000,000 shares authorized; 1,014,576
    shares issued and outstanding                                                       1
 Predecessor non-voting common stock, stated at $1; 232 shares authorized;
    232 shares issued and outstanding
 Additional paid-in capital                                                        18,289           89,302
 Retained earnings                                                                    799            8,113
                                                                                 --------         --------

    Total stockholders' equity                                                     19,089          112,102
                                                                                 --------         --------

                                                                                 $187,955         $151,824
                                                                                 ========         ========

See notes to consolidated financial statements.


EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
- --------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                        Predecessor
                                                                             --------------------------------
                                                               Seven months     Five months
                                                                 ended            ended          Year ended
                                                                June 30,        November 30,       June 30,
                                                                  1993             1992             1992
                                                                --------         --------         ---------
 REVENUES                                                       $183,609         $129,780         $294,637
 COST OF SALES                                                   127,412           90,455          200,040
                                                                --------         --------         --------

 GROSS PROFIT                                                     56,197           39,325           94,597

 OPERATING EXPENSES:
 Selling, general and administrative                              42,563           31,809           68,571
 Depreciation and amortization (Note 2)                            3,751            1,897            4,261
 Litigation expenses (Note 11)                                       522              143            2,306
 Litigation settlement (Note 11)                                  (3,288)
                                                                --------         --------         --------

    Total operating expenses                                      43,548           33,849           75,138
                                                                --------         --------         --------

 Operating income                                                 12,649            5,476           19,459

 Interest expense                                                  8,479               75              445
                                                               ---------         --------         --------

 EARNINGS FROM CONTINUING OPERATIONS BEFORE PROVISION
    FOR INCOME TAXES, DISCONTINUED OPERATIONS AND
    EXTRAORDINARY ITEM                                             4,170            5,401           19,014

 PROVISION FOR INCOME TAXES (Notes 2 and 8)                        2,226            1,847            7,604
                                                                --------         --------         --------

 EARNINGS FROM CONTINUING OPERATIONS BEFORE
    DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEM                 1,944            3,554           11,410

See notes to consolidated financial statements.


EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
- ---------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)


                                                                                         Predecessor
                                                                                -----------------------------
                                                                Seven months      Five months
                                                                   ended            ended         Year ended
                                                                  June 30,        November 30,      June 30,
                                                                   1993              1992            1992
                                                                 --------         --------         --------
 DISCONTINUED OPERATIONS (Note 13):
 Earnings (loss) from discontinued operations, net of
    taxes (benefit) of $268 - November 30, 1992 and
    $(1,306) - June 30, 1992                                     $       -        $     528       $ (1,949)
 Loss on disposal of discontinued operations, net of tax
    benefit of $(1,122) - June 30, 1992                                                             (1,673)
                                                                 ---------        ---------       --------

    Total earnings (loss) from discontinued operations                                  528         (3,622)
                                                                 ---------        ---------       --------

 EARNINGS BEFORE EXTRAORDINARY ITEM                                  1,944            4,082          7,788

 EXTRAORDINARY ITEM (Note 13)                                                                        4,665
                                                                 ---------        ---------       --------

 NET EARNINGS                                                        1,944            4,082         12,453

 PREFERRED STOCK DIVIDENDS AND ACCRETION                             1,145
                                                                  --------        ---------      ---------

 NET EARNINGS ATTRIBUTABLE TO COMMON STOCK                        $    799        $   4,082       $ 12,453
                                                                  ========        =========       ========

See notes to consolidated financial statements.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
- ------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share amounts)

                                                          Common stock
                                                   ----------------------------  Additional                      Total
                                                     Number                       paid-in        Retained     stockholders'
                                                    of shares       Amount        capital        earnings        equity
                                                    ---------       ------       ---------       --------     ------------
 PREDECESSOR:
 BALANCE, July 1, 1991                              13,294,720     $ 13,295      $ 71,894        $ 14,460       $  99,649

 Net earnings                                                                                      12,453          12,453
 Stock dividends                                     1,392,592        1,392        17,408         (18,800)
                                                    ----------    ---------      --------        --------       ---------

 BALANCE, June 30, 1992                             14,687,312       14,687        89,302           8,113         112,102

 Issuance of nonvoting stock                                                            3                               3
 Net earnings for five months ended
    November 30, 1992                                                                               4,082           4,082
 Recapitalization of predecessor,
    including a stock redemption                   (14,687,312)     (14,687)      (89,305)        (12,195)       (116,187)

 EASTMAN OFFICE PRODUCTS
 CORPORATION AND SUBSIDIARIES:
 Common stock issued upon formation of
    Eastman Acquisition Corporation,
    October 21, 1992                                   100,000                        100                             100
 Common stock issued                                   914,576            1        18,139                          18,140
 Compensation related to stock options                                                 50                              50
 Accretion of preferred stock                                                                         (35)            (35)
 Cash dividends on preferred stock                                                                   (636)           (636)
 Stock dividends on preferred stock                                                                  (474)           (474)
 Net earnings for seven months ended
    June 30, 1993                                                                                   1,944           1,944
                                                    ----------     --------      --------        --------        --------

 BALANCE, June 30, 1993                              1,014,576     $      1       $18,289        $    799        $ 19,089
                                                    ==========     ========       =======        ========        ========




See notes to consolidated financial statements.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
- -----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                                  Predecessor
                                                                                                        ---------------------------
                                                                                        Seven months     Five months
                                                                                           ended            ended        Year ended
                                                                                          June 30,       November 30,     June 30,
                                                                                            1993            1992            1992
                                                                                       --------------   -----------     -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Earnings from continuing operations                                                    $   1,944        $  3,554        $11,410
 Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities of continuing operations:
    Depreciation and amortization                                                           3,751           1,897          4,261
    Amortization of financing costs                                                           700
    Loss (gain) on sale of fixed assets                                                        89             100            (63)
    Decrease (increase) in accounts receivable                                             (3,535)          1,620         (5,929)
    Provision for doubtful accounts                                                            95             454            557
    Decrease (increase) in merchandise inventories                                         (3,047)          3,554         (2,600)
    Decrease (increase) in prepaid expenses and other current assets                        1,277          (2,000)          (710)
    Increase (decrease) in accounts payable and accrued expenses                            7,347          (3,729)         7,017
    Increase (decrease) in other liabilities                                                  722            (466)         1,260
                                                                                        ---------        --------        -------

      Net cash provided by operating activities of continuing operations                    9,343           4,984         15,203
                                                                                        ---------        --------        -------

 Earnings from discontinued operations and extraordinary item                                                 528          2,716
 Loss on disposal of discontinued operations                                                                              (1,673)
 Adjustments to reconcile earnings from discontinued operations to net cash provided by (used in) operating activities of discontinued operations:
    Depreciation and amortization                                                                                            298
    Loss on sale of fixed assets                                                                                             154
    Increase in accounts receivable                                                                                         (189)
    Decrease in prepaid expenses and other assets                                                                         10,158
    Decrease in accounts payable and accrued expenses                                                                    (18,233)
    Increase in other liabilities                                                                           4,209
    Increase in accounts receivable, other                                                                 (2,752)
                                                                                        ---------        --------        -------

    Net cash provided by (used in) operating activities of discontinued operations                          1,985         (6,769)
                                                                                        ---------        --------        -------

    Net cash provided by operating activities                                               9,343           6,969          8,434
                                                                                        ---------        --------        -------



See notes to consolidated financial statements.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
- -----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                        Predecessor
                                                                                                ---------------------------
                                                                                  Seven months  Five months
                                                                                     ended         ended       Year ended
                                                                                    June 30,    November 30,    June 30,
                                                                                      1993          1992          1992
                                                                                 -------------  ------------   ------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures                                                            $     (931)      $(3,660)       $(5,641)
 Proceeds from sale of fixed assets                                                      28           286            103
 Capitalized acquisition and financing costs                                        (13,499)
 Other investing activities, net                                                                      145         (3,502)
                                                                                  ---------       -------        -------

    Net cash used in investing activities of continuing operations                  (14,402)       (3,229)        (9,040)
                                                                                  ---------       -------        -------

 Capital expenditures                                                                                                (12)
 Proceeds from sale of fixed assets                                                                 3,028            801
 Other investing activities, net                                                                                   3,530
                                                                                  ---------       -------        -------

    Net cash provided by investing activities of discontinued operations                            3,028          4,319
                                                                                  ---------       -------        -------

      Net cash used in investing activities                                         (14,402)         (201)        (4,721)

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Change in cash overdraft of continuing operations                                   (2,065)          380         (2,398)
 Change in advances from discontinued operations, including changes in
      intercompany deferred taxes                                                                                 (3,765)
 Borrowings under revolving line of credit                                           68,125
 Payments under revolving line of credit                                            (47,800)
 Common stock issued                                                                 18,240
 Cumulative redeemable preferred stock/warrants issued                               10,000
 Borrowings under senior subordinated notes                                          90,000
 Purchase of common stock from former stockholders                                 (142,000)
 Reduction of capital lease obligations                                                (480)
 Additional capital lease obligations                                                    84            73
 Cash dividends                                                                        (429)
 Compensation expense related to stock options                                           50
 Other financing activities, net                                                                     (239)
                                                                                  ---------       -------        -------

    Net cash (used in) provided by financing activities of continuing operations     (6,275)          214         (6,163)
                                                                                  ---------       -------        -------

 Change in advances to continuing operations                                                        1,262          1,482
 Distribution of discontinued assets                                               (38,891)
                                                                                  ---------       -------        -------

    Net cash provided by (used in) financing activities of discontinued operations  (38,891)        1,262          1,482
                                                                                  ---------       -------        -------

      Net cash (used in) provided by financing activities                           (45,166)        1,476         (4,681)
                                                                                  ---------       -------        -------



See notes to consolidated financial statements.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
- ------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                                       Predecessor
                                                                                               ---------------------------
                                                                                 Seven months  Five months
                                                                                    ended         ended         Year ended
                                                                                   June 30,    November 30,      June 30,
                                                                                     1993          1992            1992
                                                                                 ------------  ------------   ------------
 NET INCREASE (DECREASE) IN TOTAL CASH                                            $(50,225)      $ 8,244        $  (968)

 TOTAL CASH, beginning of period                                                    50,225        41,981         42,949
                                                                                  --------       -------        -------

 TOTAL CASH, end of period                                                        $  -           $50,225        $41,981
                                                                                  ========       =======        =======

 CASH, DISCONTINUED OPERATIONS (includes restricted cash of $3,204 -
    November 30, 1992 and $3,825 - June 30, 1992)                                 $   -          $50,225        $41,981

 CASH, continuing operations
                                                                                                 -------        -------

 CASH, end of period                                                               $  -          $50,225        $41,981
                                                                                   =======       =======        =======

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
    Cash paid during the period for:
      Interest                                                                    $  7,127       $   181        $   815
      Income taxes                                                                $  1,641       $    81        $ 4,278

 SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
    ACTIVITIES:
    Common stock warrants issued as a cost of financing long-term debt            $    237
    Accrued cumulative redeemable preferred stock cash dividends                  $    207
    Cumulative redeemable preferred stock dividends                               $    474




See notes to consolidated financial statements.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.   BASIS OF PRESENTATION

     The accompanying consolidated financial statements for the seven months ended June 30, 1993 reflect the operations of Eastman Office Products Corporation and subsidiaries (formerly Eastman Corporation and subsidiaries, the Company). All the stock of the Company was acquired by Eastman Acquisition Corporation (EAC) on December 4, 1992 (the Acquisition) and accounted for as being effective as of December 1, 1992. Because of the debt financing incurred in connection with the Acquisition and the adjustments made to allocate the excess of the aggregate purchase price over the historical value of the net assets acquired, the accompanying consolidated financial statements of the Company are not directly comparable to those of the Predecessor, as defined below.

     The accompanying consolidated financial statements for the five months ended November 30, 1992 and the year ended June 30, 1992 reflect the operations of the Company prior to the Acquisition. These operations are referred to as the "Predecessor" and include as continuing operations the accounts relating to Eastman, Inc., a wholly owned subsidiary of the Company, and as discontinued operations the accounts of Buffums, Inc. (Buffums) and the Southern Terminals group of affiliated corporations (collectively, STI).

     EAC was established by a group of investors led by McCown De Leeuw & Co.
     (MDC) for the sole purpose of acquiring all of the outstanding common stock of the Company (consisting primarily of the net assets and operations of Eastman, Inc.) from Petersville Sleigh Limited and David Jones Limited (the selling stockholders). EAC had engaged in no business activity prior to the Acquisition. The purchase price was approximately $142,000. In connection with the Acquisition, EAC issued mandatory redeemable preferred stock, redeemable warrants, and common stock (Notes 9 and 10).

     Also in connection with this acquisition, Eastman, Inc. issued $90,000 of senior subordinated notes and borrowed $24,725 under a $50,000 revolving credit agreement and transferred the proceeds to the Company to complete the purchase.

     Upon consummation of the Acquisition, EAC was merged with and into the Company, with the Company remaining as the surviving corporation. The Company has no current operations except for the business activity of Eastman, Inc.

     The Acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, Business Combinations. Accordingly, the total purchase price has been allocated to the tangible and intangible assets and liabilities acquired based on the Company's estimates of their respective fair values at the date of acquisition.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     The following unaudited pro forma information combines the results of operations for the Predecessor's five months ended November 30, 1992 and the Company's results of operations for the seven months ended June 30, 1993 as if the Acquisition had occurred on July 1, 1992, after giving effect to certain adjustments including depreciation, amortization of goodwill and financing costs, increased interest expense on acquisition debt and related income tax effects.

                                                                 JUNE 30, 1993
                                                                 -------------
     Total revenues                                                   $313,389
     Net earnings                                                          991

     The above pro forma information does not purport to represent what the Company's actual results of operations would have been had the operations been combined during the periods presented and is not intended to be a projection of future results or trends.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business Description - The Company is a full service contract stationer which distributes and sells office supplies and office furniture primarily in the Western United States.

     Principles of Consolidation - The consolidated balance sheet at June 30, 1993 includes the accounts of Eastman Office Products Corporation and its wholly owned subsidiary, Eastman, Inc. Significant intercompany balances and transactions have been eliminated.

     Merchandise Inventories - Merchandise inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out method. The replacement cost of the inventories approximated $34,058 and $34,782 at June 30, 1993 and 1992, respectively.

     Purchase Discounts - Purchase discounts related to volume purchases of inventory are reported on a cash basis.

     Property and Equipment - Property and equipment, including those assets related to capital leases, are stated at cost. Depreciation and amortization are provided using the straight-line method over estimated lives or lease terms, whichever is shorter.

     Capitalized Financing Costs - Capitalized financing costs are amortized on a basis that approximates the interest method over the expected terms of the debt.

     Goodwill - Goodwill arising from the Acquisition represents the excess of purchase price and related costs over the value assigned to the net tangible assets of the business purchased. Goodwill is amortized on a straight-line basis over 35 years.

     Income Taxes - The Company recognizes income tax expense in accordance with Statement of Financial Accounting Standards No. 109, which requires the use of the liability method of accounting for income taxes. Under the liability method, deferred taxes are recognized for the tax consequences of temporary differences between the financial statement carrying values of existing assets and liabilities and their related tax bases. The

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     Predecessor recognized income tax expense using the income method in accordance with Accounting Principles Board Opinion No. 11. The Predecessor's financial statements have not been restated.

     For the five-month period ended November 30, 1992 and the year ended
     June 30, 1992, the principal differences relating to deferred taxes of the Predecessor are primarily due to the recognition of profit on installment sales, rent expense, bad debt expense and accelerated depreciation.

     Reclassifications - Certain reclassifications have been made to prior year amounts to conform to current year presentation.


3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at June 30:

                                                                  Predecessor
                                                                 -------------
                                                          1993          1992
                                                        --------      --------
       Buildings                                        $ 1,982       $ 2,929
       Leasehold improvements                             3,676         4,824
       Furniture, fixtures and equipment                 18,733        28,064
                                                        -------       -------
                                                         24,391        35,817

       Less accumulated depreciation and amortization    (2,424)      (17,301)
                                                        -------       -------
       Total property and equipment                     $21,967       $18,516
                                                        =======       =======


4.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Included in accounts payable and accrued expenses are the following at June 30:
                                                                  Predecessor
                                                                 -------------
                                                          1993          1992
                                                        --------      --------
       Trade accounts payable                           $20,454       $17,349
       Accrued payroll                                    2,534         2,237
       Accrued profit sharing                             1,746         1,675
       Other                                              8,417         5,819
                                                        -------       -------
       Total accounts payable and accrued expenses      $33,151       $27,080
                                                        =======       =======


5.   LONG-TERM LEASE AND COMMITMENTS

     The Company leases its facilities and equipment under various noncancelable operating and capital lease agreements, some of which provide for minimum annual rentals which are subject to adjustment for changes in applicable cost of living indices.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     Leases with free rent periods and/or scheduled and specific rent increases are recognized by the Company on a straight-line basis over the lease term.

     The Company has facility and equipment leases which are accounted for as capital leases. Accordingly, the related obligations have been recorded using the Company's incremental borrowing rate as of the Acquisition date.

     The following is a schedule of future minimum commitments under leasing arrangements, including capital leases and noncancelable operating leases with initial or remaining terms of one year or more at June 30, 1993:

                                                                Capital leases        Operating leases      Total
            Twelve months ended June 30:
            1994                                                   $1,042                 $ 4,476          $ 5,518
            1995                                                      712                   4,225            4,937
            1996                                                      547                   4,145            4,692
            1997                                                      443                   4,155            4,598
            1998                                                      319                   4,342            4,661
            Thereafter                                              1,724                  15,522           17,246
                                                                   ------                 -------          -------
            Total minimum lease payments                            4,787                 $36,865          $41,652
            Less amounts representing interest                     (1,225)
                                                                   ------
            Present value of net minimum lease payments            $3,562
                                                                   ======

     Rent expense related to continuing operations amounted to $3,116 for the seven months ended June 30, 1993, $2,061 for the five months ended November 30, 1992 and $4,362 for the year ended June 30, 1992.

     The following is a summary of leased property (included in Note 3) under capital leases by major classes at June 30:

                                                                                                            Predecessor
                                                                                                           -------------
                                                                                                    1993        1992
                                                                                                  --------    --------
         Buildings                                                                                 $1,982      $2,929
         Furniture, fixtures and equipment                                                          1,871       3,058
                                                                                                   ------      ------
                                                                                                    3,853       5,987
         Less accumulated depreciation and amortization                                              (540)     (1,519)
                                                                                                   ------      ------

         Net Property and equipment under capital leases                                           $3,313      $4,468
                                                                                                   ======      ======

6.   PROFIT SHARING PLAN AND EMPLOYEE BENEFIT AGREEMENTS

     The Company has a profit-sharing plan that provides retirement benefits to substantially all regular employees with more than one year of service. Total profit sharing expense related to continuing operations was $1,263 for the seven months ended June 30, 1993, $446 for the five months ended November 30, 1992 and $1,704 for the year ended June 30, 1992. The Company's contributions to the plan are made at the discretion of the Board of Directors. The Company amended its profit sharing plan in fiscal 1992 to include a 401(k) plan. The Company currently matches employee contributions up to 25% of the first 4% contributed for nonhighly compensated and noncommissioned employees. The Company contributed $107 for the seven months ended June 30, 1993, $35 for the five months ended November 30, 1992 and $80 for the year ended June 30, 1992.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     The Company has entered into long-term management contracts with eight of its executive officers. The remaining terms of these agreements are five years for the president and four years for the remaining seven members of management.


7.   LONG-TERM DEBT

     Effective as of the Acquisition date, Eastman, Inc. issued $90,000 of Series A Senior Subordinated Notes (the Notes) pursuant to an Indenture dated as of December 4, 1992 (the Indenture). The Notes, which mature in 2002, bear a fixed interest rate of 13%, payable semi-annually. The Notes are unsecured and are non-callable for five years. Subsequently, the Notes will be callable at premiums declining to par in the ninth year. Mandatory redemption payments of 25% of the principal amount of the Notes on the eighth and ninth anniversaries of issuance at a purchase price equal to the principal amount thereof plus accrued interest are required to retire, prior to maturity, 50% of the Notes. New notes have been registered via an exchange offer under the Securities Act of 1933 for Series B Senior Subordinated Notes (the New Notes). The exchange was completed, and the New Notes were effective June 7, 1993 and have the same terms and conditions as the original Notes. (See Note 14.)

     In addition, Eastman, Inc. entered into a $50,000 revolving credit agreement with a syndicate of banks. Borrowings under this facility are limited to the lesser of (i) a borrowing base relating to a percentage of eligible accounts receivable and eligible inventory, or (ii) $50,000, and are secured by inventory, accounts receivable, and common stock of the Company. Based on the Company's anticipated level of inventory and receivables, the Company does not expect its borrowing base to fall below the required level to support the debt through the maturity date. A portion of the revolving loan facility may be utilized for letters of credit. Interest is payable quarterly at an annual rate equal to the base rate (the higher of the federal funds rate plus 1/2 of 1% per annum) or the prime rate plus 1.50%. The revolving credit agreement matures on November 30, 1997.

     Both the Indenture and the revolving credit agreement contain certain covenants which limit the Company's ability to incur indebtedness, pay cash dividends and make certain other payments. These debt agreements also require the Company to maintain certain financial ratios.


8.   INCOME TAXES

     Effective December 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). This statement requires the recognition of deferred tax assets and liabilities for the future consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and the tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.
     As of June 30, 1993, the Company has not recorded a valuation allowance.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     The components of the provision for income taxes related to continuing operations are as follows:

                                                                                     PREDECESSOR
                                                                         --------------------------------
                                                          Seven months      Five months
                                                              ended            ended          Year ended
                                                         June 30, 1993   November 30, 1992  June 30, 1992
                                                         -------------   -----------------  -------------
            Current income taxes:
              Federal                                        $1,609            $1,113            $6,098
              State                                             511               528             1,951
                                                             ------            ------            ------
                                                              2,120             1,641             8,049

            Deferred income taxes:                              103               220              (264)
              Federal                                             3               (14)             (181)
                                                             ------            ------            ------
              State                                             106               206              (445)
                                                             ------            ------            ------
                                                             $2,226            $1,847            $7,604
                                                             ======            ======            ======


     The provision for income taxes of continuing operations differs from the amount computed by applying the federal statutory rate to income before taxes as follows:

                                                                                     PREDECESSOR
                                                                         --------------------------------
                                                           Seven months    Five months
                                                              ended           ended           Year ended
                                                         June 30, 1993   November 30, 1992  June 30, 1992
                                                         -------------   -----------------  -------------
            Federal statutory rate                            34.0%             34.0%             34.0%
            State taxes, net                                   6.0               6.0               6.0
            Alternative minimum tax credits                                     (5.8)
            Other (primarily amortization of goodwill)        13.4
                                                              ----              ----              ----
            Effective income tax rate                         53.4%             34.2%             40.0%
                                                              ====              ====              ====

     As a result of the Acquisition, the Company recognized goodwill, the amortization of which is nondeductible for income tax purposes.

     The Company does not expect that the recently enacted tax changes will have a material effect on the Company's tax accounts. The Company is currently undergoing an IRS examination for the tax years ended June 30, 1990, 1991 and 1992. The Company is indemnified by the previous stockholders for any amounts owed over $1,250 resulting from the examination.

     The major components of the Company's net deferred taxes of $4,989 at June 30, 1993 are as follows:

     Depreciation and amortization                                      $6,571
     LIFO reserve                                                        1,572
     Deferred rent                                                      (1,234)
     Bad debts                                                            (707)
     Inventory cost capitalization                                        (597)
     State income taxes                                                   (385)
     Other                                                                (231)
                                                                        ------
                                                                        $4,989
                                                                        ======

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     Net long-term deferred tax liabilities of $5,230 are shown separately, while net current deferred tax assets are included elsewhere due to their immateriality.


9.   CUMULATIVE REDEEMABLE PREFERRED STOCK

     In connection with the Acquisition, EAC (prior to being merged with the Company) issued 100,000 shares of cumulative redeemable preferred stock (the preferred stock) with a liquidation value of $ 100 per share. The preferred stock is non-voting (except in limited circumstances) and earns dividends at a rate of 14% per year. Dividends at a rate of 6% per year for the first five years after issuance will be paid by the issuance of additional shares of preferred stock. Dividends are payable quarterly in arrears when and as declared by the Board of Directors. The preferred stock is nonredeemable for five years after its issuance. Thereafter, the preferred stock is redeemable at the option of the Company at a premium declining ratably to 100% of liquidation value at the end of the tenth year, plus accrued dividends through the redemption date. The preferred stock is mandatorily redeemable on December 15, 2004. (See Note 14.)

     Quarterly cash dividends of 8% per annum and stock dividends of 6% per annum were declared by the Company on June 24, 1993, payable on September 15, 1993.

     The purchasers of the preferred stock also received warrants to purchase up to 6% of the fully diluted common stock of the Company (69,971 shares at June 30, 1993) exercisable at a future date for a nominal price. The warrants are not exercisable until December 4, 1998 except in connection with certain triggering events. The warrants expire ten years from their issue date. (See Note 14.)


10.  STOCKHOLDERS' EQUITY

     Common Stock - Common stock issued at the Acquisition date included
     104,500 shares acquired by management. The holders of the common stock are entitled to one vote per common share owned. A portion of management's cash equity contribution, amounting to $1,775, was funded from bonuses paid by the selling stockholders in the form of a deferred compensation plan for management's efforts in assisting the selling stockholders in the divestiture of the Company and the discontinued operations. The bonus payments used to purchase stock on behalf of the management group were reflected as a reduction of the Company's stockholders' capitalization at the Acquisition date.

     In addition, in connection with the financing of the Acquisition, a certain financial institution received warrants to purchase up to 2% of the fully diluted common stock of the Company (23,324 shares at June 30, 1993) exercisable at a future date for a nominal price. The warrants have substantially the same terms as the warrants referred to in Note 9. (See
     Note 14.)

     Stock Option Plan - In connection with the Acquisition, the Company established a performance stock option plan (the plan). Under the plan, 58,309 shares of common stock were granted to key employees. The number of shares may be increased from time to time at the discretion of the Board of Directors, but may not exceed 7% of the issued and outstanding common stock on a fully diluted basis. Options vest over a term of 10 years from the grant date and will be issued with a nominal exercise price. The vesting period may be accelerated by certain triggering events. (See Note 14.) Compensation expense related to this plan is being recognized over the stated

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


     vesting period. If the transaction described in Note 14 is completed (and all options are vested and exercised when the Company's stock is valued at $85.50 per share), the Company estimates that compensation expense of approximately $4,900 may be recognized.


11.  LITIGATION

     The Company filed suit in 1987 in Los Angeles Superior Court against the lessor of the Company's Signal Hill facility, and certain other persons, to resolve disputes relating to the completion of construction and improvements to the lease facility, and nonpayment of amounts due the Company. In February 1988, the defendants filed a cross-complaint against the Company, claiming breach of contract and interference with the contract and seeking damages of an unspecified amount. On March 15, 1993, settlement discussions were initiated by the court. On May 26, 1993, the Company entered into a stipulation for settlement that has been approved by the court. Among other terms, the stipulation agreement provides for aggregate payments of $4,373 to the Company and the previous selling stockholders. The aggregate payments will be made by the deposit of $210 into a capital improvements fund, a payment of $1,000 over a 24-month period and the payment of the balance in cash. As part of the purchase of the Company, the Company is obligated to pay a portion of any amounts recovered in this lawsuit to the previous stockholders. The previous stockholders agreed to pay the first $250 received from the recoveries to the President of the Company. The net settlement to the Company of $3,288 has been recorded as income as of June 30, 1993.

     The Company is also involved in litigation arising in the normal course of its business, none of which, individually or in the aggregate, is likely to be material to the Company's financial position or results of operations.


12.  RELATED PARTIES

     The Company entered into a Management Services Agreement, dated as of December 4, 1992 (the Management Services Agreement) with MDC Management Company II, L.P., MDC Management Company IIA, L.P. and MDC Management Company IIE, L.P. (the MDC Management Companies) for certain management and financial services to be provided to the Company. The Management Services Agreement provides for an annual fee equal to $370 to be paid to the MDC Management Companies plus reimbursement of their reasonable out-of-pocket costs of approximately $100 (1993). The Management Services Agreement terminates on November 30, 1997, which date is automatically extended annually by one year (each, a "renewal date") unless the MDC Management Companies receive a notice of termination by the Company prior to the renewal date. The Company paid to MDC a fee equal to $1,500 in connection with the Acquisition. In addition, the Company paid $919 as reimbursement for the investing group's out-of-pocket expenses incurred in connection with the Acquisition, as payment of administrative costs incurred by management in connection with a deferred compensation plan (Note 10), and as compensation to the Company's President for services rendered in connection with the Acquisition.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

13.  DISCONTINUED OPERATIONS

     As discussed in Note 1, prior to June 30, 1992, the selling stockholders determined to dispose of their interests in the Company, with Eastman, Inc. as the only ongoing operating business. Accordingly, on October 22, 1992, the stockholders entered into a stock purchase agreement to sell Eastman, Inc. to an unrelated third party and transfer to the existing stockholders the remaining assets and liabilities of those businesses owned by the Company and/or its subsidiaries other than those related to Eastman, Inc.

     On March 18, 1991, Buffums filed for protection under Chapter 11 of the Bankruptcy Code, and liquidation procedures commenced. Management's estimate of the financial effect of the liquidation was included in the discontinued operations presented in the consolidated financial statements for the year ended June 30, 1991, with revised estimates reflected in the year ended June 30, 1992.

     Buffums had a Past Service Pension Plan (the Buffums Plan) that covered substantially all personnel employed prior to February 1, 1976. In connection with the liquidation of Buffums, the Buffums Plan was terminated. Assets of the Buffums Plan were maintained in a trust fund and have been distributed to Buffums Plan participants in accordance with the terms of the Buffums Plan.

     When the acquisition described in Note 1 was completed, the Company had no further responsibility for any difference between management's estimate of the net realizable value of, and amounts actually realized from, Buffums' liquidation.

     Effective July 1, 1992, the Company sold substantially all the net assets of STI to a wholly-owned subsidiary of Petersville Sleigh Limited. The cash purchase price of $3,900 approximated the net book value of STI.

     Combined revenues of Buffums and STI were $421 for year ended June 30, 1992.

     As part of discontinued operations, the Company had two notes receivable totaling $12,094 collateralized by real estate (buildings) owned by an affiliate. One note related to a facility previously used by Buffums. Due to the bankruptcy filing, the affiliate is involved in litigation with the owner of the land lease on which the facility is constructed. The second note related to a facility leased by Eastman, Inc. which was being offered for sale at a price significantly below the original book value of the note. Due to the uncertain real estate market, the Company had established a loss reserve of $6,025 against these notes receivable.

     The effects of the litigation and the ultimate sales price of the leased Eastman, Inc. facility could not be estimated at June 30, 1992. Since these notes are included in discontinued operations, any subsequent loss upon settlement of the litigation or disposal of the facility will be the responsibility of David Jones Limited and/or Petersville Sleigh Limited or their respective affiliates.

EASTMAN OFFICE PRODUCTS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SEVEN-MONTH PERIOD ENDED
JUNE 30, 1993, THE FIVE-MONTH PERIOD ENDED NOVEMBER 30, 1992 AND THE YEAR ENDED JUNE 30, 1992 (CONTINUED)
- -------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     The following details assets and liabilities in liquidation or being held for sale (discontinued operations) by the Predecessor at June 30, 1992:

            ASSETS:
            Cash                                                                                      $38,156
            Accounts receivable, less allowance for doubtful accounts                                      37
            Property and equipment, at cost, less accumulated depreciation and
              amortization                                                                                540
            Notes and advances receivable from affiliate, net of reserve                                6,283
            Prepaid expenses and other assets                                                           5,185
            Net assets in liquidation - Buffums, including restricted cash of $3,825                    3,535
                                                                                                      -------

              Total assets                                                                             53,736

            LIABILITIES:
            Accounts payable and accrued expenses                                                         197
            Other current liabilities                                                                  (3,161)
            Long-term debt and other long-term liabilities                                               (172)
                                                                                                      -------

              Total liabilities                                                                        (3,136)
                                                                                                      -------

            NET ASSETS RELATED TO DISCONTINUED OPERATIONS                                             $56,872
                                                                                                      =======


     For the year ended June 30, 1992, the Predecessor recorded an extraordinary benefit of approximately $4,700 due to the utilization of net operating loss carryovers from discontinued operations.


14.  SUBSEQUENT EVENT

     In connection with the Acquisition, the stockholders granted Staples, Inc. a right of first offer in the event of a possible sale of the Company. MDC gave Staples, Inc. its option to exercise such right of first offer and purchase all of the outstanding common stock of the Company, which Staples, Inc. declined. With Staples, Inc. having declined to exercise the right of first offer, MDC decided to entertain third-party offers with respect to the sale of all of the outstanding common stock of the Company.

     On September 13, 1993, Office Depot acquired the common stock of the Company. In connection with the acquisition, Office Depot issued 2,693,053 shares of common stock with a market value of approximately $79,707,000 and paid out $20,001,000 in cash. Office Depot acquired the outstanding preferred stock of the Company for $13,158,000. Office Depot also paid $19,479,000 to terminate Eastman Inc.'s revolving credit facility.

     Additionally, Office Depot offered to purchase for cash pursuant to a tender offer $90,000,000 principal amount of Eastman, Inc.'s 13% Series B Subordinated Notes due 2002 (the "Notes"). Pursuant to the tender offer, on October 1, 1993 Office Depot purchased $81,750,000 principal amount of the Notes for $103,414,000 in cash.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution.

         The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered:

 Securities and Exchange Commission Registration Fee . . . . . . . . . . . . . . .    $ 36,021
 Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .      10,000
 Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50,000
 Miscellaneous Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,979
                                                                                      --------
          Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $100,000
                                                                                      ========


Item 14.         Indemnification of Directors and Officers.

         The Delaware General Corporation Law (the "DGCL") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the DGCL, the Registrant has included in its Restated Certificate of Incorporation and By-laws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by the DGCL and to provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under the DGCL. The Registrant believes that its Restated Certificate of Incorporation and By-law provisions are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has obtained insurance policies under which the Registrant's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings, and certain liabilities which might be imposed as a result of certain actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 15.         Recent Sales of Unregistered Securities.

         On May 17, 1993, the Registrant acquired substantially all of the assets and assumed certain of the liabilities of the office supply business of Wilson Stationery and Printing Company ("Wilson") in exchange for 663,881 shares of the Registrant's common stock, $.01 par value per share, issued to Wilson representing $15,000,000 at market value at the date of issuance.

         At the times the above-mentioned securities were issued, the foregoing persons represented to the Registrant that they were acquiring the securities for purposes of investment and not with a view to distribution under the Securities Act of 1933 and appropriate legends were placed on the certificates representing the securities so issued. Exemption from registration of such securities is claimed under Rule 506 promulgated under the Act, since no public offering had been involved and the securities had been taken for investment and not with a view to distribution.


Item 16.         Exhibits and Financial Statement Schedules.

         (a)     Exhibits.  See Index to Exhibits.

         (b) Financial Statement Schedules. The following financial statement schedules for each of the three years in the period ended December 25, 1993, with respect to the Registrant are filed with this Registration Statement.

                                                                                                                              Page
                                                                                                                              ----
                            Independent Auditors' Report on Financial Statement Schedules (included in the Consent filed as Exhibit 24.1)
         Schedule V       - Property, Plant and Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
         Schedule VI      - Accumulated Depreciation, Depletion and
                            Amortization of Property, Plant and Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . S-3
         Schedule VIII    - Valuation and Qualifying Accounts and Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . S-4
         Schedule X       - Supplementary Income Statement Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5

                               SCHEDULES OMITTED

                 Schedules not listed above are omitted because of the absence of conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or notes thereto.

Item 17.         Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (c)     The undersigned Registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on May 10, 1994.

                                            OFFICE DEPOT, INC.

                                            By: /s/ David I. Fuente
                                                -----------------------------
                                                    David I. Fuente
                                                    Chairman of the Board and
                                                    Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David I. Fuente and Barry J. Goldstein, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                               Title                                         Date
               ---------                               -----                                         ----
   /s/ David I. Fuente                        Chairman of the Board and                           May 10, 1994
  ----------------------------------          Chief Executive Officer
       David I. Fuente

   /s/ Mark D. Begelman                       Director, President and                             May 10, 1994
  ----------------------------------          Chief Operating Officer
       Mark D. Begelman

   /s/ Barry J. Goldstein                     Executive Vice President--Finance,                  May 10, 1994
  ----------------------------------          Chief Financial Officer and Secretary
       Barry J. Goldstein                     (principal accounting officer)


                                              Director
  ----------------------------------
       Denis Defforey

   /s/ W. Scott Hedrick                       Director                                            May 10, 1994
  ----------------------------------
       W. Scott Hedrick

   /s/ John B. Mumford                        Director                                            May 10, 1994
  ----------------------------------
       John B. Mumford

   /s/ Michael J. Myers                       Director                                            May 10, 1994
  ----------------------------------
       Michael J. Myers

                                              Director
  ----------------------------------
       Peter J. Solomon

   /s/ Alan L. Wurtzel                        Director                                            May 10, 1994
  ----------------------------------
       Alan L. Wurtzel

                     INDEX TO FINANCIAL STATEMENT SCHEDULES


                                                                                                            Page
                                                                                                            ----
Schedule V          -     Property, Plant and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Schedule VI         -     Accumulated Depreciation, Depletion and
                          Amortization of Property, Plant and Equipment . . . . . . . . . . . . . . . . . . S-3
Schedule VIII       -     Valuation and Qualifying Accounts and Reserves  . . . . . . . . . . . . . . . . . S-4
Schedule X          -     Supplementary Income Statement Information  . . . . . . . . . . . . . . . . . . . S-5




                                                                      SCHEDULE V

                      OFFICE DEPOT, INC. AND SUBSIDIARIES
                         PROPERTY, PLANT AND EQUIPMENT
                                 (IN THOUSANDS)


              Column A                 Column B       Column C       Column D       Column E      Column F
              --------                 --------      ---------       --------       --------      --------
                                       Balance at                                                Balance at
                                       Beginning     Additions                       Other         End of
           Classifications             of Period      at Cost       Retirements     Changes        Period
           ---------------             ---------     ---------      -----------     --------     ----------
 Period Ended December 25, 1993
       Land and buildings  . . . .     $ 16,442      $ 21,098         $ (2,138)                   $ 35,402
       Furniture, fixtures and
            equipment  . . . . . .       82,080        50,866           (2,035)                    130,911
       Automotive equipment  . . .        8,179         6,977             (488)                     14,668
       Leasehold improvements  . .      100,339        43,312           (1,085)                    142,566
       Equipment under capital
            lease  . . . . . . . .     $ 12,899      $  3,436         $    (57)                     16,278
                                       --------      --------         --------      -------       --------
                                       $219,939      $125,689         $ (5,803)     $     -       $339,825
                                       ========      ========         ========      =======       ========
 Period Ended December 26, 1992
       Land and building . . . . .     $  5,842      $ 12,327         $ (1,727)                   $ 16,442
       Furniture, fixtures and
            equipment  . . . . . .       62,552        20,309             (781)                     82,080
       Automotive equipment  . . .        6,181         2,088              (90)                      8,179
       Leasehold improvements  . .       74,395        26,596             (652)                    100,339
       Equipment under capital
            lease  . . . . . . . .       12,899                                           -         12,899
                                       --------      --------         --------      -------       --------
                                       $161,869      $ 61,320         $ (3,250)     $     -       $219,939
                                       ========      ========         ========      =======       ========
 Period Ended December 28, 1991
       Land and building . . . . .     $  4,010      $  2,272         $   (440)                   $  5,842
       Furniture, fixtures and
            equipment  . . . . . .       38,635        25,259             (227)     $(1,115)        62,552
       Automotive equipment  . . .        3,918         1,166              (18)       1,115          6,181
       Leasehold improvements  . .       47,680        27,139             (424)                     74,395
       Equipment under capital
            lease  . . . . . . . .       12,552           347                -            -         12,899
                                       --------      --------         --------      -------       --------
                                       $106,795      $ 56,183         $ (1,109)     $     -       $161,869
                                       ========      ========         ========      =======       ========


                                                                     SCHEDULE VI

                      OFFICE DEPOT, INC. AND SUBSIDIARIES
                     ACCUMULATED DEPRECIATION DEPLETION AND
                 AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT
                                 (IN THOUSANDS)


              Column A                  Column B       Column C       Column D       Column E      Column F
              --------                  --------      ---------       --------       --------      --------
                                                      Additions
                                       Balance at     Charged to                                  Balance at
                                       Beginning      Costs and                       Other         End of
          Classifications              of Period      Expenses      Retirements      Changes        Period
          ---------------              ----------     ---------     -----------      --------     ----------
 Period Ended December 25, 1993
       Land and buildings  . . .        $   245       $   291          $    (5)                    $   531
       Furniture, fixtures and
            equipment  . . . . .         24,294        15,481             (883)                     38,892
       Automotive equipment  . .          4,470         2,292             (425)                      6,337
       Leasehold improvements  .         14,004         7,262             (450)                     20,816
       Equipment under capital
            lease  . . . . . . .          8,458         2,704              (57)                     11,105
                                        -------       -------          -------        -----        -------
                                        $51,471       $28,030          $(1,820)       $   -        $77,681
                                        =======       =======          =======        =====        =======
 Period Ended December 26, 1992
       Land and building . . . .        $   118       $   148          $   (21)                    $   245
       Furniture, fixtures and
            equipment  . . . . .         13,906        10,749             (361)                     24,294
       Automotive equipment  . .          3,009         1,530              (69)                      4,470
       Leasehold improvements  .          8,590         5,600             (186)                     14,004
       Equipment under capital
            lease  . . . . . . .          6,047         2,411                -                       8,458
                                        -------       -------          -------        -----        -------
                                        $31,670       $20,438          $  (637)       $   -        $51,471
                                        =======       =======          =======        =====        =======
 Period Ended December 28, 1991
       Land and building . . .          $    48       $    70                                      $   118
       Furniture, fixtures and
            equipment  . . . . .          7,034         7,278          $   (75)       $(331)        13,906
       Automotive equipment  . .          1,352         1,327               (1)         331          3,009
       Leasehold improvements  .          4,453         4,288             (151)                      8,590
       Equipment under capital
            lease  . . . . . . .          3,616         2,431                -            -          6,047
                                        -------       -------          -------        -----        -------
                                        $16,503       $15,394          $  (227)       $   -        $31,670
                                        =======       =======          =======        =====        =======


                                                                   SCHEDULE VIII


                      OFFICE DEPOT, INC. AND SUBSIDIARIES
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)


                                                                          Column C
                                                     ------------------------------------------
              Column A                  Column B                                                   Column D
              --------                  --------                                                   --------
                                                             Additions
                                                      ------------------------
                                        Balance at    Charged to    Charged to                     Balance at
                                        Beginning     Costs and       Other         Deductions-      End of
             Description                of Period      Expenses      Accounts       Write-offs       Period
             -----------                ----------    ----------    ----------     ----------      ---------

 Allowances for Doubtful
   Accounts:
          1993 . . . . . . . . . .         $389         $675       $1,909(1)           $182         $2,791
          1992 . . . . . . . . . .          269          302              -             182            389
          1991 . . . . . . . . . .          247          158              -             136            269

- --------------------

(1) Allowance for doubtful accounts of Eastman and Wilson at the respective dates of acquisition.

                                                                      SCHEDULE X


                      OFFICE DEPOT, INC. AND SUBSIDIARIES
                   SUPPLEMENTARY INCOME STATEMENT INFORMATION
                                 (IN THOUSANDS)


                                                                   Column B - Charged to
                          Column A - Item                           Costs and Expenses
                          ---------------                           ------------------
                      Advertising costs, net:

                               1993                                       $28,617
                               1992                                        24,290
                               1991                                        29,147


                               INDEX TO EXHIBITS

                                                                                                Sequentially
 Exhibit                                                                                          Numbered
 Number                                             Exhibit                                        Page
 ------                                             -------                                      ---------
 2.1              Amended and Restated Agreement and Plan of Merger dated as of July 12,            (9)
                  1993 and amended and restated as of August 30, 1993 by and among the
                  Registrant, Eastman Office Products Corporation, EOPC Acquisition Corp.
                  and certain investors
 3.1              Restated Certificate of Incorporation of the Registrant                           (1)
 3.2              Bylaws of the Registrant                                                          (2)
 4.1              Form of certificate representing shares of Common Stock of the Registrant         (2)
 4.2              Form of Indenture (including form of LYON) between the Registrant and The         (3)
                  Bank of New York, as Trustee
 4.3              Form of Indenture (including form of LYON) between the Registrant and             (4)
                  Bankers Trust Company, as Trustee
 5.1              Opinion of Kirkland & Ellis regarding legality of securities being registered
 10.1             Form of Subscription Agreement entered into between the Registrant and            (2)
                  each of the purchasers of units of the Registrant's Class A Preferred
                  Stock and Common Stock
 10.2             Registration Agreement, dated as of July 24, 1987, among the Registrant           (2)
                  and certain purchasers of the Registrant's Convertible Preferred Stock
 10.3             Stock Purchase Agreement, dated as of June 21, 1989, between the                  (2)
                  Registrant and Carrefour S.A.
 10.4             Agreement and Plan of Reorganization, dated December 19, 1990, among the          (2)
                  Registrant, The Office Club, Inc. and OD Sub Corp.
 10.5             Stock Purchase Agreement, dated as of April 24, 1991, between the                 (5)
                  Registrant, Carrefour S.A. and Carrefour Nederland B.V.
 10.6             Revolving Credit and Line of Credit Agreement dated as of September 30,           (6)
                  1993 by and among the Registrant and Sun Bank, National Association, individually and as Agent, NationsBank of Florida, N.A., PNC Bank,
                  Kentucky, Inc., Bank of America National Trust and Savings Association
                  and Royal Bank of Canada
 10.7             Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan                (8)
 10.8             Form of amended Office Depot, Inc. Stock Option and Stock Appreciation           (10)
                  Plan
 10.9             Directors' Stock Option Plan                                                      (7)
 10.10            Form of amended Directors' Stock Option Plan                                     (10)
 21.1             List of the Registrant's subsidiaries
 23.1             Consent of Deloitte & Touche with regard to the Registrant
 23.2             Consent of Deloitte & Touche with regard to Eastman Office Products
                  Corporation
 23.3             Consent of Kirkland & Ellis (included in the Opinion filed as
                  Exhibit 5.1)
 24.1             Powers of Attorney (included in Part II of Registration Statement)


____________________

(1) Incorporated by reference to the respective exhibit to the Registrant's Registration Statement No. 33-66642.

(2) Incorporated by reference to the respective exhibit to the Registrant's Registration Statement No. 33-39473.

(3) Incorporated by reference to the respective exhibit to the Registrant's Registration Statement No. 33-54574.

(4) Incorporated by reference to the respective exhibit to the Registrant's Registration Statement No. 33-70378.

(5) Incorporated by reference to the respective exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1991.

(6) Incorporated by reference to the respective exhibit to the Registrant's Current Report on Form 8-K filed October 14, 1993.

(7) Incorporated by reference to the respective exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 26, 1992.

(8) Incorporated by reference to the respective exhibit to the Registrant's Proxy Statement for the 1993 Annual Meeting of Stockholders.

(9) Incorporated by reference to the respective exhibit to the Registrant's Registration Statement No. 33-51409.

(10) Incorporated by reference to the respective exhibit to the Registrant's Proxy Statement for the 1994 Annual Meeting of Stockholders.